UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
Ocuphire Pharma, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION - DATED APRIL 19, 2024

Dear Stockholder:

Annual Meeting of Stockholders
Date:
June 11, 2024
Time:
4:00 p.m., ET
Place:
Register to attend virtually at https://viewproxy.com/
ocuphire/2024/htype.asp

YOUR VOTE AND THE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING IS IMPORTANT.
Whether or not you virtually attend the Annual Meeting, we strongly encourage you to submit your proxy as promptly as possible by visiting http://www.viewproxy.com/
ocuphire/2024 and entering the 11-digit control number on your proxy card. Even if you submit a vote prior to the Annual Meeting, you will still have an opportunity to change your earlier vote and vote again during the Annual Meeting.

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Ocuphire Pharma, Inc. (the “Company”) to be held on June 11, 2024 at 4:00 p.m. Eastern Time.
The Annual Meeting will be a completely virtual meeting conducted via live webcast. You may attend the Annual Meeting, vote your shares electronically and submit your questions during the Annual Meeting by visiting http://www.viewproxy.com/ocuphire/2024 and entering your 11-digit control number. Please note that there is no in-person meeting for you to attend.
At the Annual Meeting, we are asking you to:
Elect the seven director nominees named in the Proxy Statement;
Ratify the appointment of Ernst & Young, LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2024;
Approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement;
Approve, pursuant to the Nasdaq Listing Rules, the potential issuance of shares of common stock to Lincoln Park Capital Fund, LLC in excess of 19.99% of our outstanding common stock;
Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the exculpation of officers; and

Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 75 million shares to 125 million shares.

The enclosed Notice of 2024 Annual Meeting of Stockholders and the Proxy Statement describes each of these matters in further detail and provides additional information to be considered when you vote your shares.
Your vote and the representation of your shares at the Annual Meeting is important. Whether or not you virtually attend the Annual Meeting, we strongly encourage you to submit your proxy as promptly as possible by visiting http://www.viewproxy.com/ocuphire/2024 and entering the 11-digit control number on your proxy card. Even if you submit a vote prior to the Annual Meeting, you will still have an opportunity to change your earlier vote and vote again during the Annual Meeting.
Sincerely,
[•]
Dr. George Magrath
Chief Executive Officer

Notice of 2024 Annual Meeting of Stockholders
Notice of Annual Meeting of Shareholders
Date:
June 11, 2024
Time:
4:00 p.m. ET
Place:
Register to attend virtually at https://viewproxy.com/
ocuphire/2024/htype.asp

YOUR VOTE
IS VERY IMPORTANT.
Please submit your proxy or voting instructions as soon as possible, whether or not you plan to virtually attend the Annual Meeting.

You may attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Ocuphire Pharma, Inc. (the “Company”) via the internet, vote your shares and, after the meeting adjourns, submit a question by first registering at https://viewproxy.com/ocuphire/2024/htype.asp using your Virtual Control Number that is on your proxy card. Your registration must be received by 11:59 p.m. Eastern Time on June 9, 2024. On the day of the Annual Meeting, if you have properly registered, you may log in to attend the Annual Meeting by clicking on the link provided and the password you received by email in your registration confirmation. Further instructions on how to vote are set forth in the accompanying Proxy Statement.
PURPOSE OF MEETING AND AGENDA
At the 2024 Annual Meeting, stockholders will vote to:
Elect the seven director nominees named in the Proxy Statement;
Ratify the appointment of Ernst & Young, LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2024;
Approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement;
Approve, pursuant to the Nasdaq Listing Rules, the potential issuance of shares of common stock to Lincoln Park Capital Fund, LLC in excess of 19.99% of our outstanding common stock;
Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the exculpation of officers; and

Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 75 million shares to 125 million shares.

Stockholders also will transact any other business that may properly come before the meeting or any adjournment or postponement thereof. The text of the proposed amendments to the Company’s Amended and Restated Certificate of Incorporation is provided in
Appendix A
to the accompanying Proxy Statement, which is incorporated by reference.
WHO CAN VOTE
Stockholders of record at the close of business on April 15, 2024.
VOTING
Your vote is very important. Please submit your proxy or voting instructions as soon as possible, whether or not you plan to virtually attend the Annual Meeting.
ADMISSION TO THE ANNUAL MEETING
To attend the meeting, you will need the 11-digit control number included on your proxy materials.
Sincerely,
[•]
Dr. George Magrath
Chief Executive Officer
Farmington Hills, Michigan
April [•], 2024

Page
General Information about the Meeting	1
Proposal No. 1 Election of Directors	6
Corporate Governance	15
Certain Relationships and Related-party Transactions	21
Non-Employee Director Compensation	22
Proposal No. 2 Ratification of Independent Registered Public Accounting Firm	25
Audit Committee Report	27
Executive Officers	28
Executive Compensation	30
Proposal No. 3 Advisory Vote to Approve the Compensation of Our Named Executive Officers	43
Proposal No. 4 Approval, Pursuant to The Nasdaq Listing Rules, The Potential Issuance of Share of Common Stock to Lincoln Park Capital Fund, LLC In Excess of 19.99% of our Outstanding Common Stock	45
Proposal No. 5 Approval of an Amendment to The Certificate of Incorporation for the Exculpation of Officers	49
Proposal No. 6 Approval of an Amendment to The Certificate of Incorporation to Increase the Number of Authorized Shares of Our Common Stock from 75 Million Shares to 125 Million Shares.	51
Security Ownership of Certain Beneficial Owners and Management	53
Additional Information	56
Other Matters	58

General Information About the Meeting
The Board of Directors (the “Board”) of Ocuphire Pharma, Inc. (the “Company”, “we”, “our” or “us”) solicits your proxy on our behalf for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of 2024 Annual Meeting of Stockholders (the “Notice”). The Annual Meeting will be held virtually via live audio webcast. You may attend the Annual Meeting via the internet, vote your shares and submit a question by first registering at https://viewproxy.com/ocuphire/2024/htype.asp using your Virtual Control Number that is on your proxy card. Your registration must be received by 11:59 p.m. Eastern Time on June 9, 2024. This Proxy Statement is first being sent to stockholders on or about April [•], 2024.
The Annual Meeting will be completely virtual and conducted via live audio webcast. You will be able to attend the Annual Meeting by first registering at https://viewproxy.com/ocuphire/2024/htype.asp. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting.
We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost (with the exception of any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies). A virtual Annual Meeting makes it possible for our stockholders (regardless of resources or physical location) to have direct access to information more quickly, while saving the company and our stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will enhance stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting, so as to more efficiently facilitate questions of the Board or management. During the live Q&A session of the Annual Meeting, we intend to answer appropriate questions as they are received and address those asked in advance, as time permits.
If you are a registered holder, your virtual control number will be on your proxy card.
If you hold your shares beneficially through a brokerage firm, bank or other nominee (a “broker”), you must provide a legal proxy from your broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. You may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2024 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://viewproxy.com/ocuphire/2024/htype.asp.
Ocuphire Pharma, Inc.	1	2024 Proxy Statement

Technical Difficulties
There will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in by 3:45 p.m. Eastern Time on June 11, 2024, the day of the meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.
Record Date; Quorum
Only holders of record of the Company’s common stock, par value of $0.0001 per share (the “Common Stock”), at the close of business on April 15, 2024, the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 15, 2024, 25,608,506 shares of Common Stock were outstanding and entitled to vote.
The holders of a majority of the voting power of the outstanding shares of stock entitled to vote must be present in person or by proxy in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are virtually present and vote during the meeting or if you have properly submitted a proxy.
Purpose of the Annual Meeting
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement, set forth below:
1.	Elect the seven director nominees named in the Proxy Statement;
2.	Ratify the appointment of Ernst & Young, LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2024;
3.	Approve, on an advisory basis, the compensation of the Company’s named executive officers;
4.	Approve, pursuant to the Nasdaq Listing Rules, the potential issuance of shares of Common Stock to Lincoln Park Capital Fund, LLC in excess of 19.99% of our outstanding Common Stock;
5.	Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to provide for the exculpation of officers; and
6.	Approve an amendment to the Charter to increase the number of authorized shares of the Company’s Common Stock from 75 million shares to 125 million shares.
In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the Annual Meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.
Voting Rights
Stockholders are entitled to one vote for each share of Common Stock held by them as of the close of business on April 15, 2024, the record date. You may vote all shares of Common Stock owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker (provided that you follow the applicable procedures necessary to enable you to vote such shares).
Ocuphire Pharma, Inc.	2	2024 Proxy Statement

Stockholder of Record: Shares Registered in Your Name. If, on April 15, 2024, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the Internet, by telephone or by mail.
Beneficial Owner: Shares Registered in the Name of a Broker. If, on April 15, 2024, your shares were held in an account with a broker, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.
Votes Required to Approve Proposals
Proposal	Vote Required for Approval	Effect of Abstentions, Withhold Votes and Broker Non-Votes
Proposal No. 1 Election of Directors
Directors will be elected by a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected.

A withhold vote will have no effect on the outcome of the election of directors. Broker discretionary voting is not permitted. Broker non-votes will have no effect on the outcome of this proposal. Votes may not be cumulated.

Proposal No. 2 Ratification of Ernst & Young, LLP
The affirmative vote of the holders of the majority of voting power of the shares virtually present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the proposal.

An abstention has the same effect as a vote “against” this proposal. Broker discretionary voting is permitted. Because broker discretionary voting is permitted, there will be no broker non-votes on this proposal.

Proposal No. 3 Approval of Compensation for Named Executive Officers
The affirmative vote of the holders of the majority of voting power of the shares virtually present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the proposal.
An abstention has the same effect as a vote “against” this proposal. Broker discretionary voting is not permitted. Broker non-votes will have no effect on the outcome of this proposal.
Proposal No. 4 Approval of Potential Issuance of Shares in Excess of 19.99% of Common Stock
The affirmative vote of the holders of the majority of voting power of the shares virtually present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the proposal.
An abstention has the same effect as a vote “against” this proposal. Broker discretionary voting is not permitted. Broker non-votes will have no effect on the outcome of this proposal.
Proposal No. 5 Approval of Charter Amendment (Officer Exculpation)	The affirmative vote of the holders of the majority of voting power of all of the outstanding shares of our Common Stock entitled to vote is required to approve this proposal.	An abstention has the same effect as a vote “against” this proposal. Broker discretionary voting is not permitted. Broker non-votes will have the same effect as a vote “against” this proposal.
Proposal No. 6 Approval of Charter Amendment (Increase Amount of Authorized Shares of Common Stock to 125 Million Shares)	The affirmative vote of the holders of the majority of voting power of all of the outstanding shares of our Common Stock entitled to vote is required to approve this proposal.
An abstention has the same effect as a vote “against” this proposal. Broker discretionary voting is permitted. Because broker discretionary voting is permitted, there will be no broker non-votes on this proposal.

Board Recommendations
The Board recommends a vote “FOR” the election each of the director nominees and “FOR” each of Proposals 2-6
Ocuphire Pharma, Inc.	3	2024 Proxy Statement

Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•
Vote through the Internet: To vote by Internet, you will need to use a control number provided to you in the materials with this Proxy Statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

•
Vote by Telephone: To vote by telephone, you will need to use a control number provided to you in the materials included with this Proxy Statement and follow the voting instructions as indicated on the enclosed proxy card or voting instruction card.

•	Vote by Mail: To vote by mail, you will need to complete, sign and date the accompanying proxy card and return it as soon as possible before the Annual Meeting in the envelope provided.
Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 10, 2024. Votes submitted through the mail must be received by the close of business on June 10, 2024 in order to be counted. Submitting your proxy, whether through the Internet, by telephone or by mail will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy and voting in person. If you are not the stockholder of record, please refer to the voting instructions provided by your broker to direct it on how to vote your shares. You may either vote “FOR” each nominee to the Board, or you may withhold your vote from such nominee. For Proposals 2-6, you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting on such proposal. Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy as soon as possible to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. A properly executed proxy returned without instructions as to how your shares on a particular proposal will be voted in accordance with the recommendations of our Board stated above.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Broker Non-Votes
Brokers generally have authority to vote on “routine” proposals, such as the ratification of auditors, when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors or other non-routine matters. At the Annual Meeting, we expect that brokers will have discretionary authority to vote shares on the ratification of the appointment of Ernst & Young, LLP as our independent public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2) and on the amendment to our Charter to increase the number of authorized shares of the Company’s Common Stock (Proposal 6). We do not expect that brokers will have discretionary authority on the remainder of the proposals, and therefore broker non-votes may occur as to these other proposals if voting instructions are not provided by beneficial owners.
Expenses of Soliciting Proxies
We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone,
Ocuphire Pharma, Inc.	4	2024 Proxy Statement

e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by timely:
•	delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again through the Internet or by telephone; or
•	attending and voting at the Annual Meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions. A revocation of a proxy submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 10, 2024. A revocation submitted through the mail must be received by the close of business on June 10, 2024 in order to be counted.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (the “SEC”) in a current report on Form 8-K within four business days of the Annual Meeting.
Ocuphire Pharma, Inc.	5	2024 Proxy Statement

Proposal No. 1
Election of Directors

General
Our Board currently consists of seven directors, all of whom are being nominated for reelection at this Annual Meeting. We believe each of the Board’s nominees meets the qualifications, skills and expertise established by the Board for continuing service on the Board, including regarding areas that are critical to the Company’s strategy and operations, and will continue to collectively serve in the best interests of the stockholders and the Company.
All directors are elected annually and will serve one-year terms expiring at our 2025 Annual Meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. The Board has affirmatively determined that Messrs. Ainsworth, Gallagher, Manuso and Rodgers, and Ms. Benton, are independent under the applicable rules of the Nasdaq Stock Market (“Nasdaq”). The Board has determined that Messrs. Magrath and Pepose are not independent.
Each nominee has consented to be listed in this Proxy Statement and agreed to serve as a director if elected by the stockholders. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board, or the Board will have a vacancy, which it may fill at a later date or reduce the size of the Board. We have no reason to believe that any nominee will be unwilling or unable to serve if elected as a director. Additional information regarding the director nominees is set forth below.
VOTE
Our Board of Directors Recommends a Vote “FOR” the election of each of the nominated directors.
Ocuphire Pharma, Inc.	6	2024 Proxy Statement

Skills Matrix
The following skills matrix illustrates the skills and experiences that the Board believes are important for the Company’s current and future business needs and how such skills are represented by each director nominee.
Knowledge, Skills, and Experience	Sean Ainsworth	Susan K. Benton	Cam Gallagher	Dr. George Magrath	James Manuso	Dr. Jay Pepose	Richard Rodgers
Other Public Company Board			•		•		•
Senior Leadership and Operations	•	•	•	•	•	•	•
Life Science / Biotech	•	•	•	•	•	•	•
Intellectual Property	•			•		•
Academic / Research	•			•	•	•
Finance / Capital Management	•	•	•	•	•		•
Accounting							•
M&A / Strategic Transactions	•	•	•	•	•	•	•
Ophthalmology	•	•		•		•
Clinical Development	•	•	•	•	•	•	•
Technology / Cybersecurity				•
Ocuphire Pharma, Inc.	7	2024 Proxy Statement

Director Nominees
Detailed information about the experience and qualifications of each of our directors can be found in the biographies spanning the following pages.

 Sean Ainsworth
INDEPENDENT
DIRECTOR SINCE: November 2020
AGE: 56
COMMITTEES:
•    Audit
•    Compensation
SKILLS:
✔ Senior Leadership and Operations
✔ Life Science / Biotech
✔ Intellectual Property
✔ Academic / Research
✔ Finance / Capital Management
✔ M&A / Strategic Transactions
✔ Ophthalmology
✔ Clinical Development

Experience and Expertise

Since 2018, Mr. Ainsworth has been Chief Executive Officer and Chairman of the board at Immusoft Corporation, a cell therapy company. In this role, Mr. Ainsworth established a strategic alliance between Immusoft Corporation and Takeda Pharmaceuticals. In 2021, Mr. Ainsworth co-founded Ray Therapeutics, an ocular gene therapy company, for which he is chairman of its board. Previously, in 2009, he founded RetroSense Therapeutics LLC, an ocular gene therapeutic company for which Mr. Ainsworth served as Chief Executive Officer and Chairman, which was acquired by Allergan in 2016. From 2004 to 2012, Mr. Ainsworth served as Principal at Ainsworth BioConsulting. In 2006, Mr. Ainsworth co-founded Compendia BioScience, Inc., which was subsequently acquired by Life Technologies. From 2004 to 2012, Mr. Ainsworth served as an advisor to clients in the life sciences and entrepreneurial community on matters related to licensing, strategy and business planning. His other professional experience includes research at Medical Biology Institute, corporate development consulting at Kantar Health, intellectual property roles at Koyama and Associates in Tokyo and international corporate development consulting at the Mattson Jack Group, and CEO at GeneVivo, LLC. Mr. Ainsworth holds a B.S. in Microbiology from University of California, San Diego, in 1996 and an M.B.A. from Washington University in St. Louis in 2002.

Qualifications
•    Mr. Ainsworth has 25 years of experience in life sciences industry and experience in and managing companies in the life sciences industry.
•    Mr. Ainsworth has financial and business expertise and experience on boards of multiple biotech companies.

Ocuphire Pharma, Inc.	8	2024 Proxy Statement

Susan K. Benton
INDEPENDENT
DIRECTOR SINCE: November 2020
AGE: 59
COMMITTEES:
•    Compensation
•    Nominating and Corporate Governance
SKILLS:
✔ Senior Leadership and Operations
✔ Life Science / Biotech
✔ Finance / Capital Management
✔ M&A / Strategic Transactions
✔ Ophthalmology
✔ Clinical Development

Experience and Expertise
Ms. Benton serves as the President for Thea Pharma, Inc. (Thea), a wholly-owned subsidiary of Thea Laboratories, a leading independent ophthalmic pharmaceutical company, a position she has held since August 2019. Ms. Benton also serves on the boards of two privately held ophthalmic companies: Tarsius Pharma Ltd. (since March 2019) and Ripple Therapeutics (since March 2022). From April 2015 through July 2019, she served in a number of key leadership positions at Shire, Inc. (Shire), including Head of M&A for Ophthalmology, and played an instrumental role in the expansion of its ophthalmic pipeline. As the Head of New Products at Shire, she led the Ophthalmic Innovation Committee that shaped and executed the growth strategy for the franchise. Before joining Shire, Ms. Benton served in a leadership capacity in Global Business Development for Bausch + Lomb Pharmaceuticals (B+L) from September 2011 through September 2013, where she and the Corporate Development team transacted over ten deals in three years. She was a co-Founder and Chief Commercial Officer for an ophthalmic start-up, Sirion Therapeutics, Inc., and she launched and oversaw the commercialization of Durezol® and Zirgan® before they were sold to Alcon and B+L, respectively. Ms. Benton began her ophthalmic career at B+L in March 1995, where she assumed leadership roles as the Head of Diversified Products and the VP of Professional Sales. During her tenure, she built and staffed a team of 75 sales professionals and she launched B+L’s first ever branded products, Lotemax® and Alrex®, in addition to Optivar® through a co-promote with Muro Pharmaceutical. She has also served as a strategic consultant for more than a dozen start-up ophthalmic companies. Her experience outside of ophthalmology includes roles as the VP of Consumer and Professional Sales for Johnson & Johnson’s diabetes franchise, LifeScan, and senior manager roles in Sanofi Pasteur’s vaccine business. Ms. Benton earned her M.B.A from the University of South Florida and a B.S. in Biology from Muhlenberg College.

Qualifications
•    Ms. Benton has nearly 40 years of experience in the life sciences industry, with 30 years focused in ophthalmology.
•    Ms. Benton has significant experience with respect to capital raising and business development, raising $120 million of capital at Sirion Therapeutics (Sirion), and commercializing over 20 products at B+L, Sirion, Shire, J&J, and Thea.

Ocuphire Pharma, Inc.	9	2024 Proxy Statement

Cam Gallagher
INDEPENDENT CHAIRMAN OF THE BOARD
DIRECTOR SINCE: November 2020
AGE: 54
OTHER PUBLIC BOARDS:
•    Zentalis Pharmaceuticals
COMMITTEES:
•    Compensation (Chair)
•    Nominating and Corporate Governance
SKILLS:
✔ Other Public Company Board
✔ Senior Leadership and Operations
✔ Life Science / Biotech
✔ Finance / Capital Management
✔ M&A / Strategic Transactions
✔ Clinical Development

Experience and Expertise
Mr. Gallagher currently serves as Chair of the Board and has served as member of the Board since November 2020. Prior to that, he served on the Board of Ocuphire Pharma, Inc. prior to its merger with Rexahn Pharmaceutics, Inc. (Private Ocuphire) from January 2019 until November 2020. He serves as Chair of the Company’s compensation committee and as a member of the Company’s nominating and corporate governance committee and audit committee. He co-founded and is currently the President of Zentalis Pharmaceuticals (Nasdaq: ZNTL) and has served as a member of its board of directors since December 2014. He also serves on the board of directors of SelectION (since June 2018), Ray Therapeutics (since March 2021), Healios (since March 2022) and Immusoft Corporation (since December 2022). He previously served as a founding board member of Velos Bio Inc., from October 2017 to December 2020, when the company was acquired by Merck. In addition to his board roles, which included several board committee positions, Mr. Gallagher has served as Chief Business Officer at Immusoft Corporation from March 2019 to December 2022 and at jCyte, Inc. from December 2019 to December 2020. From 2014 to 2016, he was a board member and the Chief Business Officer at RetroSense Therapeutics, LLC, which was acquired by Allergan in 2016. In June 2007, Mr. Gallagher co-founded Nerveda, LLC, a life sciences seed fund, and served as its managing director. Prior to these roles, from 1992 to 2007, he held management positions at Verus Pharma B.V., CV Therapeutics, Inc. and Dura Pharmaceuticals, Inc. Mr. Gallagher holds an M.B.A. from the University of San Diego in 1997 and a B.S. in Business Administration from Ohio University in 1992.

Qualifications
•    Mr. Gallagher has more than 30 years of experience in the life sciences and biotech industries with a focus on corporate development, finance, marketing, business development and early-stage investing.
•    Mr. Gallagher has experience serving on the boards of various U.S. public and private companies.

Ocuphire Pharma, Inc.	10	2024 Proxy Statement

Dr. George Magrath
CHIEF EXECUTIVE OFFICER
DIRECTOR SINCE: November 2023
AGE: 40
SKILLS:
✔ Senior Leadership and Operations
✔ Life Science / Biotech
✔ Intellectual Property
✔ Academic / Research
✔ Finance / Capital Management
✔ M&A / Strategic Transactions
✔ Ophthalmology
✔ Clinical Development
✔ Technology / Cybersecurity

Experience and Expertise
Dr. George Magrath has served as our Chief Executive Officer since November 2023. Dr. Magrath was previously Chief Executive Officer of Lexitas Pharmaceutical Services, Inc. (Lexitas), a position he served in from February 2021 through September 2023, leading the company’s growth from 35 to over 200 employees and overseeing the sale of the company. Dr. Magrath then served as a consultant to Lexitas from September 2023 through October 2023. Prior to serving in these roles, he served with Lexitas as its Chief Medical Officer from August 2020 to January 2021. Dr. Magrath has also previously served as medical director at Hovione Pharmaceuticals, LLC from August 2015 to August 2020. Dr. Magrath served on the board of directors of Lexitas from August 2021 through September 2023 and as a scientific advisory board member of Line 6 Biotechnology, Inc. from March 2022 to October 2023 and ONO Pharmaceutical Co., Ltd. from November 2019 to January 2023. He is a board observer of Implicit Bioscience (since 2022) and on the advisory board of Foundation Fighting Blindness Translational Research Acceleration Program (since 2022). Dr. Magrath has completed the requirements for the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University and the National Association of Corporate Directors. Dr. Magrath earned his M.B.A. from The Citadel, his M.D. from Medical University of South Carolina, his M.S. in Applied Economics from Johns Hopkins University and his B.S. in Biological Chemistry from Clemson University. Dr. Magrath is also a co-inventor on two granted patents and has authored over 25 peer-reviewed articles. Dr. Magrath also worked as an equity analyst at Edison Investment Research from 2016 to 2017.

Qualifications • As Chief Executive Officer, Dr. Magrath has key insights and knowledge of the Company’s operations and is a direct connection between senior management and Board.
Ocuphire Pharma, Inc.	11	2024 Proxy Statement

James S. Manuso
INDEPENDENT
DIRECTOR SINCE: November 2020
AGE: 75
COMMITTEES:
•  Audit
•    Nominating and Corporate Governance (Chair)
SKILLS:
✔ Other Public Company Board
✔ Senior Leadership and Operations
✔ Life Science / Biotech
✔ Academic / Research
✔ Finance / Capital Management
✔ M&A / Strategic Transactions
✔ Clinical Development

Experience and Expertise
From July 2011 until October 2013, Dr. Manuso served as Chairman and Chief Executive Officer of Astex Pharmaceuticals, Inc. (Astex), a commercial-stage, international company, before leading the sale of Astex to Otsuka Pharmaceuticals. While at Astex, Dr. Manuso oversaw multiple domestic and international acquisitions. In 2013, he was a Senior Mergers and Acquisitions Advisor to Otsuka Pharmaceuticals executive management. Since 2015, Dr. Manuso has served as chairman and Chief Executive Officer of Talfinium Investments, Inc., an investment entity and financial consultancy. From 2015 until 2018, Dr. Manuso served as President, Chief Executive Officer and Vice Chairman of RespireRx Pharmaceuticals Inc., a Phase 3-ready, clinical-stage respiratory and neurological pharmaceutical company. Since 2018, Dr. Manuso has served as Managing Member of Laurelside LLC, a family office, which he founded. Dr. Manuso has served on the boards of multiple public companies, including, Novelos Therapeutics, Inc. (now Cellectar Biosciences (Nasdaq: CLRB)), Merrion Pharmaceuticals Ltd., Inflazyme Pharmaceuticals, Inc., and Symbiontics, Inc., (sold to BioMarin Pharmaceutical Inc. (Nasdaq: BMRN)). He also served on the boards Quark Pharmaceuticals, Inc. and Montigen Pharmaceuticals, Inc., which he co-founded, Galenica Pharmaceuticals, Inc., Supratek Pharma, Inc., and EuroGen, Ltd. (London, UK), where he served as Chairman. Dr. Manuso was also on the boards of BIO (Biotechnology Innovation Organization) and the Greater San Francisco Bay Area Leukemia & Lymphoma Society, where he also served as Vice President. Dr. Manuso previously served as Vice Chair and Head of M&A at H.C. Wainwright & Co. He currently serves on the board of directors of TuHura Biosciences, Inc., a private immunotherapeutic developer that is reverse-merging into Kintara (Nasdaq: KTRA). Dr. Manuso holds a B.A. with honors in Economics and Chemistry from New York University, a Ph.D. in Experimental Psychology and Genetics from the New School University, and an Executive M.B.A. from Columbia Business School. Dr. Manuso is the author of a pharmaceutical patent and over 30 articles, chapters, and books. He has served on the adjunct faculties of the business schools of Columbia University and New York University.

Qualifications
•    Dr. Manuso has over 25 years of experience in the biopharmaceutical industry in finance, business development, mergers & acquisitions and executive management.
•    Dr. Manuso has experience as a member of the boards of directors of multiple private and public pharmaceutical companies, both domestic and foreign.

Ocuphire Pharma, Inc.	12	2024 Proxy Statement

Dr. Jay Pepose
DIRECTOR SINCE: June 2021
AGE: 69
SKILLS:
✔ Senior Leadership and Operations
✔ Life Science / Biotech
✔ Intellectual Property
✔ Academic Research
✔ M&A / Strategic Transactions
✔ Ophthalmology
✔ Clinical Development

Experience and Expertise
Dr. Pepose is a board-certified ophthalmologist, trained at the Wilmer Institute of the Johns Hopkins Hospital with subspeciality training at Georgetown University, specializing in cataract, corneal, and refractive surgery. He is Medical Director of the Pepose Vision Institute, MidAmerica Surgery Center and Midwest Laser Center, all three of which he founded in 1999. In October 2019, these entities were acquired by the Firmament PE group, along with a number of other regional and national ophthalmology practices. Since the acquisition, Dr. Pepose has served as a board member and President of Midwest Vision Partners, the midwest division of Vision Integrated Partners (VIP). VIP is Firmament’s management company, servicing a national consortium of practices and ambulatory surgery centers located in Missouri, Illinois, Ohio, Florida and California. Dr. Pepose is also President of Midwest Vision Research Foundation, a non-profit clinical research organization that conducts ophthalmic clinical trials. He also is a co-founder and board member of 911 Vision Foundation, a non-profit charity that provides free LASIK surgery for first responders in the greater St. Louis area. Dr. Pepose has served as Chief Medical Advisor and Scientific Advisor of numerous companies, including Acufocus, BRIM Biotech, Mimetogen, OKYO Pharma, and Stuart Therapeutics, and has presented on behalf of many ophthalmic and pharmaceutical companies for FDA panel reviews, resulting in device approvals and new drug applications. Dr. Pepose holds multiple patents related to ophthalmic pharmaceuticals and devices and has worked with numerous companies in developing their intellectual property assets and strategy. Dr. Pepose holds an M.D. and a Ph.D. in Immunology and Virology from UCLA School of Medicine, where he graduated Alpha Omega Alpha. Dr. Pepose has published over 250 peer reviewed articles as well as book chapters and a textbook. He has been awarded several prestigious awards, including the Cogan Award from the Association for Research in Vision and Ophthalmology (ARVO), the Lifetime Achievement Award from the American Academy of Ophthalmology, and the Distinguished Alumnus Award from the Wilmer Institute at the Johns Hopkins Hospital. Additionally, Dr. Pepose has been elected to membership in the American Ophthalmological Society. He is currently a Professor of Clinical Ophthalmology and Visual Sciences at Washington University School of Medicine, where he formerly held the Bernard Becker Chair.

Qualifications
•    Dr. Pepose is a leading consultant for the ophthalmic pharmaceutical and device industry, with more than 30 years of consulting experience with global companies, Including Bausch + Lomb Pharmaceuticals, Johnson & Johnson Vision, Sun Pharma, and Thea Pharma.
•    Dr. Pepose has vast experience in the life sciences industry, including a deep focus in ophthalmology. Dr. Pepose has been recognized in Castle Connelly Top Doctors and Best Doctors in America for the past 30 consecutive years.

Ocuphire Pharma, Inc.	13	2024 Proxy Statement

Richard Rodgers
INDEPENDENT
DIRECTOR SINCE: November 2020
AGE: 57
OTHER PUBLIC BOARDS:
•  Ardelyx, Inc.
•  Novavax, Inc.
•  Sagimet Biosciences, Inc.
COMMITTEES:
•    Audit (Chair)
•    Compensation
SKILLS:
✔ Other Public Company Board
✔ Senior Leadership and Operations
✔ Life Science / Biotech
✔ Finance / Capital Management
✔ Accounting
✔ M&A / Strategic Transactions
✔ Clinical Development

Experience and Expertise
Richard Rodgers previously served as Interim Chief Executive Officer and President of the Company from April 2023 to November 2023. Mr. Rodgers previously served as a member of the board of directors of Rexahn from 2014 until November 2020. Mr. Rodgers currently serves on the boards of directors of Ardelyx, Novavax, and Sagimet Biosciences, Inc., including as the Chair of the audit committee and member of the compensation committee for Ardelyx, Inc. and Novavax, Inc. Mr. Rodgers was previously Executive Vice President, Chief Financial Officer, Secretary and Treasurer of TESARO, Inc., an oncology-focused biopharmaceutical company that he co-founded, from March 2010 until August 2013. He served as the Senior Vice President and Chief Financial Officer from June 2009 to February 2010 of Abraxis BioScience, Inc. which was subsequently acquired by Celgene Corporation. Prior to that, Mr. Rodgers served as Senior Vice President, Controller and Chief Accounting Officer of MGI PHARMA, INC., from 2004 until its acquisition by Eisai Co., Ltd. in January 2008. He has held finance and accounting positions at several private and public companies, including Arthur Andersen. Mr. Rodgers holds a Bachelor of Science degree in Financial Accounting from St. Cloud State University and a Master of Business Administration in Finance from the University of Minnesota, Carlson School of Business.

Qualifications
•    Mr. Rodgers has an extensive financial background and life sciences industry experience.
•    Mr. Rodgers has experience serving on other boards of directors of publicly traded companies.

VOTE
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR’’ THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.
Ocuphire Pharma, Inc.	14	2024 Proxy Statement

Corporate Governance
Board Leadership Structure
Mr. Gallagher serves as the independent Chair of the Board. The Board believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance, and enhances the effectiveness of the Board as a whole, and has concluded that our current board leadership structure is appropriate at this time. However, our Board has the flexibility to combine or separate the positions of Chair and Chief Executive Officer and to appoint a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Director Independence
The Board has determined that each director currently qualifies as an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq, except Dr. Magrath, the Company’s Chief Executive Officer, and Dr. Pepose, a director on the Board and consultant of the Company. In making such independence determinations, the Board considers the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Board deems relevant in determining each non-employee director’s independence, including the participation by the Company’s non-employee directors, or their affiliates, in certain financing transactions and the beneficial ownership of the Company’s Common Stock by each non-employee director.
Size of the Board
The Board currently consists of seven directors. If a vacancy on the Board occurs or the Board increases in size, the Board and its nominating and corporate governance committee will actively seek individuals that satisfy its criteria for membership on the Board, and may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management and independent search firms.
Board Diversity
The table below provides information regarding certain diversity attributes of our Board members and nominees as of April [•], 2024, with categories as set forth by Nasdaq Listing Rule 5605(f):
Board Diversity Matrix
Total Number of Directors: 7
Director Race / Ethnicity	Female	Male
White	1	6
Ocuphire Pharma, Inc.	15	2024 Proxy Statement

The Nominating and Corporate Governance Committee does not have a formal policy regarding gender and racial/ethnic diversity, although this diversity is taken into account when evaluating director candidates. The nominating and corporate governance committee intends to seek opportunities to increase the Board’s diversity in particular with any new appointments made in connection with regular director turnover.
Board Structure and Committees
The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a written charter approved by the Board that satisfies applicable SEC and Nasdaq standards. From time to time, the Board may establish other committees to facilitate the management of our business. Each committee’s charter is available under the “Investors — Corporate Governance” section of our website at www.ocuphire.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website.
The Board meets regularly throughout the year. During fiscal year 2023, the Board held ten meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which each served during the period of his or her service in 2023. The independent members of the Board also meet separately in executive sessions to discuss such matters as the independent directors consider appropriate. We encourage our directors to attend the Company’s annual meetings of stockholders.
The following table details certain basic information of our directors and the composition of our standing Board committees, including the number of meetings held by the full Board and each of its committees during the year ended December 31, 2023:
Directors and Board Committee Memberships
Director Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Independent Directors
Cam Gallagher, Chair of the Board		Chair	Member
Sean Ainsworth	Member	Member
Susan Benton		Member	Member
James Manuso	Member		Chair
Dr. Jay Pepose
Richard Rodgers	Chair	Member
Executive Directors
Dr. George Magrath, Chief Executive Officer
Meetings Held During 2023	4	6	5
Ocuphire Pharma, Inc.	16	2024 Proxy Statement

Audit Committee Matters
The audit committee reviews with management and the Company’s independent public accountants the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures and such other matters as the audit committee deems appropriate. More specifically, the responsibilities of the audit committee include the following:
•	appointing or replacing and overseeing the Company’s independent auditors and approving all audit engagement fees and terms;
•
preapproving all audit (including audit-related) services, internal control-related services and permitted non-audit services (including fees and terms thereof) to be performed for the Company by its independent auditors;

•	reviewing and discussing with management and independent auditors’ significant issues regarding accounting and auditing principles and practices and financial statement presentations;
•
reviewing and approving procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters; and

•	reviewing and overseeing compliance with legal and regulatory requirements.
The audit committee currently consists of three directors: Mr. Rodgers (as Chair), Mr. Ainsworth and Mr. Manuso. The Board has determined that each of Mr. Rodgers, Mr. Ainsworth and Mr. Manuso is “independent” under Nasdaq independence standards. Additionally, the Board has determined that each of Mr. Rodgers, Mr. Ainsworth and Mr. Manuso qualifies as an “audit committee financial expert” as that term is defined in rules promulgated by the SEC. The designation of an “audit committee financial expert” does not impose upon such persons any duties, obligations or liabilities that are greater than those generally imposed on each of them as a member of the audit committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the audit committee or the Board.
Compensation Committee
The compensation committee oversees policies relating to compensation and benefits of our officers and employees. More specifically, the responsibilities of the compensation committee include the following:
•	reviewing and recommending the compensation and other terms of employment of the Company’s Chief Executive Officer and of other executive officers and senior management positions;
•	reviewing and making recommendations with respect to the compensation and benefits for the Company’s non-employee directors, including through equity-based plans;
•	evaluating the performance of the Company’s chief executive officer and other senior executives and assisting the Board in developing and evaluating potential candidates for executive positions; and
•	administering the incentive compensation, deferred compensation and equity-based plans pursuant to the terms of the respective plans.
The compensation committee currently consists of four directors: Mr. Gallagher (as Chair), Mr. Ainsworth, Ms. Benton and Mr. Rodgers. To qualify as independent to serve on the Company’s compensation committee, the listing standards of Nasdaq require a director not to accept any consulting, advisory, or other compensatory fee from the Company, other than for service on the Board,
Ocuphire Pharma, Inc.	17	2024 Proxy Statement

and that the Board consider whether a director is affiliated with the Company and, if so, whether such affiliation would impair the director’s judgment as a member of the Company’s compensation committee. The Board has concluded that each of Mr. Gallagher, Mr. Ainsworth, Ms. Benton and Mr. Rodgers qualifies as “independent” under applicable rules and regulations of Nasdaq and the SEC.
The compensation committee may form and delegate authorities to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board or officers of the Company to grant stock awards under the Company’s equity incentive plans.
To fulfill its responsibilities, the compensation committee has the authority to retain and obtain advice from advisors. For 2023, the compensation committee hired Anderson Pay Advisors, LLC (“Anderson”) to serve as an independent compensation advisor. The compensation committee worked with Anderson and the Company’s executive management team to make final decisions regarding the design of the programs used to compensate the Company’s executive officers and directors in a manner which is consistent with the Company’s compensation objectives. Prior to engaging Anderson, the compensation committee considered and assessed Anderson’s independence. To ensure Anderson’s continued independence and to avoid any actual or apparent conflict of interest, the compensation committee regularly, but not less than annually, considers Anderson’s independence and does not permit Anderson to be engaged to perform any services to us beyond those services provided to the compensation committee. The compensation committee has sole authority to select, retain or terminate its executive compensation consultants and to approve their fees and other retention terms.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee reviews, evaluates and seeks out candidates qualified to become Board members. More specifically, the responsibilities of the nominating and corporate governance committee include the following:
•	reviewing, evaluating and seeking out candidates qualified to become members of the Board;
•	reviewing committee structure and recommending directors for appointment to committees;
•	developing, reevaluating (not less frequently than every three years) and recommending the selection criteria for board and committee membership;
•	establishing procedures to oversee evaluation of the board, its committees, individual directors and management; and
•	developing and recommending guidelines on corporate governance.
When evaluating potential nominees to serve on the Board, the nominating and corporate governance committee seeks individuals with a diversity of experience, including scientific, business, financial and academic backgrounds, and examines a candidate’s skills, expertise, diversity attributes, age, personal and professional integrity, character, business judgment, time availability, dedication, independence, potential conflicts of interest and such other relevant factors that the committee considers appropriate in the context of the needs of the Board. Director candidates may be submitted by directors, officers, employees, stockholders and others for recommendation to the Board. In fulfilling this responsibility, the Company’s nominating and corporate governance committee also consults with the Board and the Chief Executive Officer concerning director candidates. Candidates recommended by stockholders will be considered using the same criteria as it does in evaluating candidates submitted by other sources. Any such suggestions should be submitted to the Secretary, 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335. If the Company receives such a suggestion, the Company may request additional information from the candidate to assist in its evaluation.
The nominating and corporate governance committee currently consists of three directors: Mr. Manuso (as Chair), Ms. Benton and Mr. Gallagher, each of whom qualifies as “independent” under applicable rules and regulations of Nasdaq and the SEC.
Ocuphire Pharma, Inc.	18	2024 Proxy Statement

Role of the Board in Risk Oversight
The Board administers its role in the oversight of risk directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas. Risk assessment and oversight are an integral part of our governance and management processes. Throughout the year, senior management reviews significant risks with the Board at regular board meetings as part of management presentations and presents the steps taken by management to mitigate or eliminate such risks.
As part of the Board’s risk oversight function, the Board:
•	reviews and approves the Company’s annual business plan;
•	reviews business developments, business plan implementation updates and financial results; and
•
reviews a summary of significant risks and opportunities at regular meetings of the Board with management, including cybersecurity risk, human capital management risk, risks with the development and use of new technologies, and risks relating to environmental and social issues.

The audit committee oversees our major financial risk exposures and the steps our management team has taken to monitor and control these exposures. Our audit committee also monitors compliance with legal and regulatory requirements, oversees risk management associated with the Company’s information technology and data security and considers and approves or disapproves any related person transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices and of the Board. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.
For more information on our management of cybersecurity risks, please refer to Item 1C, “Cybersecurity,” in our Annual Report on Form 10-K for the year ended December 31, 2023.
Code of Business Conduct and Ethics
Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers. The code of business conduct and ethics is available on our website, www.ocuphire.com, under “Investors - Corporate Governance.” We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions in public filings.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assist the Board in carrying out its oversight responsibilities and to serve the best interests of the Company and our stockholders. Our Corporate Governance Guidelines are intended to serve as a flexible framework for the conduct of the Board’s operations and are available on our website, www.ocuphire.com, under “Investors - Corporate Governance.”
Prohibition of Hedging
The Company’s Insider Trading and Compliance Policy prohibits all directors, officers, employees, and certain contractors from engaging in hedging transactions including short sales; transactions in put or call options, hedging or monetization transactions; or other inherently speculative transactions with respect to the securities of the Company at any time.
Ocuphire Pharma, Inc.	19	2024 Proxy Statement

Communications with Directors
Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, or a specific member of our Board (including our Chair) may do so by letter addressed to the attention of our Secretary, Ocuphire Pharma, Inc., 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335.
All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board or are otherwise determined to be frivolous, irrelevant, threatening, illegal or similarly unsuitable.
Ocuphire Pharma, Inc.	20	2024 Proxy Statement

Certain Relationships and
Related-Party Transactions
There have been no transactions since January 1, 2022 to which the Company has been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described elsewhere in this proxy statement.
Policies and Procedures for Transactions with Related Parties
To assist the Company in complying with its disclosure obligations and to enhance the Company’s disclosure controls, the Board has a formal written policy regarding related person transactions. A “related person” is a director, officer, nominee for director or a more than 5% stockholder (of any class of the Company’s voting stock) since the beginning of the Company’s last completed fiscal year, and their immediate family members. A related person transaction is any transaction or any series of transactions in which the Company was or is to be a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. The audit committee or the independent directors of the Board review such proposed business transactions to ensure that the Company’s involvement in such transactions is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of the Company and its stockholders.
Ocuphire Pharma, Inc.	21	2024 Proxy Statement

Non-Employee Director Compensation
Our Board has adopted a non-employee director cash and equity compensation plan. Under the policy for 2023, the Company pays each of its non-employee directors a cash stipend for service on the Board and, if applicable, on the audit committee, compensation committee and nominating and corporate governance committee.
Each of the Company’s non-employee directors receives an additional stipend for service as the chair of the audit committee, compensation committee or nominating and corporate governance committee or service as the non-executive chair. Directors may elect to receive stock in lieu of their cash fees. In 2023, the Company amended and restated its director compensation program to (i) increase the annual stipends for service as a member of the Board, as a member or chair of a Board committee, or as the non-executive chair, and (ii) provide for the initial and annual equity awards to be granted 40% in the form of stock options and 60% in the form of restricted stock units, and for the size of such grants to be expressed in dollar amounts rather than shares. The stipends payable to each non-employee director for service in 2023 on the Company’s Board are as follows:
	Member Annual Service Stipend(1)	Chair Annual Service Stipend(1)
Board of directors	$42,000	$36,750
Audit committee	10,000	20,000
Compensation committee	7,500	15,000
Nominating and corporate governance committee	5,000	10,000
Lead Independent Director	20,000	—
(1)	Chairs of each committee do not receive a stipend for being a member of the applicable committee.
Additionally, in October 2023, the Board approved the creation of a transition committee consisting of Richard Rodgers and Dr. Jay Pepose. Each member received a grant of 35,000 restricted stock units, which vest on the first anniversary of the grant date, and a monthly cash retainer of $25,000.
Upon the election or appointment of any new non-employee director, such new director will be entitled to receive equity awards with a grant date fair value of $180,000 on the date of his or her initial election or appointment, and each non-employee director is automatically granted equity awards with target value of $90,000 at the close of business on the date of each annual meeting, with the number of shares subject to such awards determined based on the average stock price over the 30 days preceding the grant date. Such equity awards will consist of 40% stock options, and 60% restricted stock units. In addition, pursuant to a consulting arrangement with the Company, Dr. Pepose serves as the Company’s Chief Medical Advisor and was paid a monthly consulting fee of $25,000 for his services in such role. Dr. Pepose was also granted stock options with respect to 33,291 shares in January 2023, which vested with respect to 8,322 shares on January 10, 2024 and is scheduled to vest in twelve equal quarterly installments thereafter with respect to the remaining shares subject to the award.
Ocuphire Pharma, Inc.	22	2024 Proxy Statement

The following table provides compensation information for the fiscal year ended December 31, 2023 for each non-employee member of the Board other than Mr. Rodgers. Mr. Rodgers served as our Interim Chief Executive Officer from April 19, 2023 to November 1, 2023 and his compensation for 2023 is reflected in the “2023 Summary Compensation Table” below. Other than with respect to Mr. Rodgers, employees who serve on the Board do not receive additional compensation for their service and, accordingly, neither Dr. Magrath nor Ms. Sooch received compensation for their services on the Board. Please see the “2023 Summary Compensation Table” below for the compensation that Dr. Magrath and Ms. Sooch received for their services as executive officers of the Company during 2023.
2023 Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Cam Gallagher	104,558	42,038	28,024	—	174,620
Sean Ainsworth	79,500	42,038	28,024	—	149,562
James Manuso	69,041	57,741	28,024	—	154,806
Susan Benton	54,500	52,817	28,024	—	135,341
Dr. Jay Pepose	92,000	150,321	119,779	300,000	662,100
(1)
The amounts in this column represent the fees earned or paid in cash for services as a director, including annual retainer, committee chairmanship, non-executive chair fees and transition committee fees for Dr. Pepose. For 2023, Mr. Manuso received 21,363 shares of Common Stock in lieu of $69,041 of cash fees earned, Ms. Benton received 17,320 shares of Common Stock in lieu of $54,500 of cash fees earned, and Dr. Pepose received 13,481 shares of Common Stock in lieu of $42,000 of cash fees earned.

(2)
The amounts reported reflect the aggregate grant date fair value of restricted stock units granted to Ocuphire’s non-employee directors during 2023, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”) based on the Company’s stock price on the date of grant. The amounts reported for Mr. Manuso, Ms. Benton and Dr. Pepose also include $15,703, $10,779 and $7,833, respectively, representing the difference between the grant date fair value of the shares of Common Stock they received in lieu of foregone cash fees and the amount of such cash fees. As of December 31, 2023, our non-employee directors held restricted stock units with respect to the following number of shares of Common Stock: Mr. Gallagher, 10,976; Mr. Ainsworth, 10,976; Mr. Manuso, 10,976; Ms. Benton, 10,976; and Dr. Pepose, 45,976.

(3)
The amounts reported in this column represent the aggregate grant date fair values of the stock options granted to Ocuphire’s non-employee directors during 2023, computed in accordance with ASC 718. Assumptions applicable to these valuations can be found in Note 6 of the Notes to Consolidated Financial Statements - Stock-Based Compensation contained in the Ocuphire Pharma, Inc. Annual Report on Form 10-K for the year ended December 31, 2023. As of December 31, 2023, our non-employee directors held options with respect to the following number of shares: Mr. Gallagher, 143,127; Mr. Ainsworth, 143,127; Mr. Manuso, 143,127; Ms. Benton, 99,639; and Dr. Pepose, 197,721.

(4)	The amount reported for Dr. Pepose represents consulting fees paid to him for his services as Chief Medical Advisor pursuant to his consulting agreement.
Consulting Agreement with Dr. Jay Pepose
On April 8, 2022, the Company entered into a consulting agreement with Dr. Jay Pepose, a director of the Company, which was subsequently amended on September 19, 2022, December 1, 2022, and January 1, 2024 (as amended, the “Original Consulting Arrangement”). The Original Consulting Arrangement provided for a monthly retainer of $25,000 paid in cash by the Company to Dr. Pepose, with the exception of the final month of its term, for which Dr. Pepose received a retainer of $49,000. Additionally, on April 8, 2022, in connection with the Original Consulting Arrangement, Dr. Pepose received a stock option grant for 50,000 options, 25% of which vested on March 31, 2023 and the remainder vesting in equal monthly installments over 36 months, with acceleration of such options upon certain termination events three months prior or 12 months following a change in control. The Original Consulting Arrangement expired on March 31, 2024.
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On April 11, 2024, the Company entered into a new consulting agreement with Dr. Pepose (the “New Consulting Arrangement”), pursuant to which Dr. Pepose agreed to provide further services for the Company. The term of the New Consulting Arrangement began on April 11, 2024 and continues until its expiration on April 11, 2025. The New Consulting Arrangement provides for a monthly retainer of $39,583 in cash paid by the Company to Dr. Pepose. Additionally, on April 11, 2024, in connection with the New Consulting Arrangement, Dr. Pepose received a grant of 32,000 restricted stock units and an option to purchase 48,000 shares of the Company’s Common Stock.
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Proposal No. 2
Ratification of Independent
Registered Public
Accounting Firm

The audit committee has appointed EY as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2024.
The financial statements of the Company as of and for the years ended December 31, 2023 and 2022 were audited by EY. We expect that representatives of EY will be present at the Annual Meeting and will be available to respond to appropriate questions.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board is submitting the selection of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes present in person or by proxy and entitled to vote on the proposal, the Board would reconsider the appointment. Even if our stockholders ratify the selection, our Board, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board believes that such a change would be in our best interests and the interests of our stockholders.
VOTE
Our Audit Committee and Board of Directors recommend a vote “FOR” the approval of Proposal No. 2.
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Service Fees Paid to the Independent Registered Public Accounting Firm
The following table shows the fees for professional services rendered to us by EY for services in respect of the fiscal years ended December 31, 2023 and 2022, which were approved by the audit committee in accordance with its established policies and procedures.
Fee Category	Fiscal Year 2023	Fiscal Year 2022
Audit fees(1)	$463,750	$393,581
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees	—	—
Total fees	$463,750	$393,581
(1)
Audit fees include fees for professional services provided by EY in connection with the annual audit of our consolidated financial statements, review of our quarterly consolidated financial statements, and related services that are typically provided in connection with registration statements and other SEC filings.

(2)
Audit-related fees include fees billed for assurance and related services reasonably related to the performance of the audit or reviews of our consolidated financial statements that are not included as audit fees. There were no such fees incurred during the years ended December 31, 2023 or 2022.

(3)	Tax fees include fees for tax compliance, advice and planning. There were no such fees incurred during the years ended December 31, 2023 or 2022.
Our audit committee is responsible for pre-approving all audit and permitted non-audit and tax services provided by the independent registered public accounting firm.
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Audit Committee Report
The information contained in the following report is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The audit committee has reviewed and discussed with our management and EY our audited consolidated financial statements as of and for the fiscal year ended December 31, 2023. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The audit committee has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with EY its independence.
Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited financial statements be included in our company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Audit Committee:
Richard Rodgers
James S. Manuso
Sean Ainsworth
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Executive Officers
The following table provides the name, age and position(s) of each of our executive officers:
Name	Age	Position(s)
Dr. George Magrath	40	Chief Executive Officer
Joseph Schachle	59	Chief Operating Officer
Nirav Jhaveri	46	Chief Financial Officer
Ash Jayagopal	42	Chief Scientific and Development Officer
Bernhard Hoffmann	68	Senior Vice President of Corporate Development
Amy Rabourn	44	Senior Vice President of Finance
Dr. George Magrath
For Dr. Magrath’s biographical information, see “Proposal No. 1 - Election of Directors.”
Joseph Schachle
Mr. Schachle was appointed to Chief Operating Officer in November 2023. Prior to joining the Company, Mr. Schachle was Chief Operating Officer of Opus Genetics, Inc., a position he served in from October 2021 through March 2023 (where, following his service as Chief Operating Officer, he served as a consultant to Opus Genetics, Inc. from April 2023 through December 2023). Prior to serving in these roles, he served with Grifols, S.A., a global healthcare company and leading manufacturer of plasma-derived medicines, as its Vice President of Global Commercial Services & Controlling from August 2017 to February 2020 and its Vice President of Customer Experience Enablement from March 2020 to September 2021. Mr. Schachle earned his Master of Business Administration from Old Dominion University and his Bachelor of Business Administration in Marketing from James Madison University.
Nirav Jhaveri
Mr. Jhaveri was appointed to Chief Financial Officer in February 2024. Prior to joining the Company, Mr. Jhaveri served as the Chief Financial Officer of Insilico Medicine, a position he held from September 2021 through February 2024. Prior to that, Mr. Jhaveri had served in various financial management positions in the life sciences industry, and held roles in equity research at Citigroup and investment banking at Bank of America. He earned his B.A. in Chemistry and Economics and the University of Pennsylvania and his M.B.A from New York University’s Stern School of Business. Mr. Jhaveri is a CFA charterholder.
Ash Jayagopal
Dr. Jayagopal has served as Chief Scientific and Development Officer since his appointment on February 14, 2024. Prior to joining the Company, he served as the Chief Scientific Officer of Opus Genetics, Inc. (Opus) beginning in 2021. In this role he had scientific and clinical leadership responsibility for Opus’ retinal gene therapy portfolio, including management of discovery, manufacturing, nonclinical development, and clinical development functions. Prior to Opus, he was Executive Director of Discovery Medicine at
Ocuphire Pharma, Inc.	28	2024 Proxy Statement

Kodiak Sciences Inc. from 2019 to 2021 where he supervised early-stage portfolio development, and prior to that served as the Head of Molecular Pharmacology and Biomarkers in Ophthalmology at Roche from 2015 to 2019. His accomplishments at Roche included leadership of teams conducting discovery and IND-enabling studies, including the FDA-approved therapeutic for retinal vascular disease, Vabysmo® (trademark of Genentech, Inc.), the first bispecific antibody in ophthalmology. Prior to his career in industry, Dr. Jayagopal served as an Assistant Professor and NIH-funded Principal Investigator at the Vanderbilt Eye Institute, Vanderbilt University Medical Center. Dr. Jayagopal holds a Ph.D. in Biomedical Engineering from Vanderbilt University and an M.B.A. from the Kelley School of Business at Indiana University. An author on over 40 peer-reviewed publications, Dr. Jayagopal has been awarded the Roche Key Contributor Award, the Dolly Green Special Scholar Award from Research to Prevent Blindness, and a Junior Faculty Award from the American Diabetes Association. Dr. Jayagopal is a Fellow of the Association for Research in Vision and Ophthalmology (ARVO) as well as a Fellow and the President of the Association for Ocular Pharmacology and Therapeutics (AOPT). He serves on the Innovation Advisory Council for Foundation Fighting Blindness and the Editorial Board of Journal of Ocular Pharmacology and Therapeutics.
Bernhard Hoffmann
Mr. Hoffmann has served as Senior Vice President of Corporate Development of the Company since January 2023, and prior to that as Vice President of Corporate Development and Finance of the Company and of Private Ocuphire since its founding in February 2018. Previously, he served as an advisor to the founders of Ocularis from 2008 to February 2018 related to raising capital and evaluating possible strategic transactions for the company. Since 2004, Mr. Hoffmann has served as a financial and strategic advisor to emerging pharmaceutical development companies, including SynDevRx, Inc., a pioneer in the field of metabo-oncology. Prior to that, he served as a Director at Prudential Vector Healthcare Group from 1996 to 2001 and as Chief Financial Officer and Managing Director, Investment Banking, of EHS Securities, LLC from 2001 to 2003. In both roles, Mr. Hoffmann managed numerous private placements, initial public offerings and follow-on offerings, as well as strategic and license transactions. Previously, Mr. Hoffmann gained extensive experience in corporate finance and merger and acquisition transactions and managed capital markets relationships at Goldman Sachs and Credit Suisse First Boston. Mr. Hoffmann earned his undergraduate degree in English from Dartmouth College and his M.B.A from the Tuck School of Business.
Amy Rabourn
Ms. Rabourn was promoted to Senior Vice President of Finance in January of 2023 and served as Vice President of Finance of the Company since November 2020. Ms. Rabourn has over twenty years of finance and accounting experience, including public company experience, with a focus on life sciences. Prior to her roles with the Company, she served as Director of Finance at Gemphire Therapeutics, Inc. (Gemphire) from December 2014 through December 2019, which merged with NeuroBo Pharmaceuticals, Inc. (NeuroBo) in December of 2019. Ms. Rabourn implemented processes and procedures that supported Gemphire through private fund raising and its initial public offering in August of 2016. She oversaw daily financial transactions, performed budgeting and forecasting, and managed the financial reviews and audit, SEC filings and tax preparation. After Gemphire’s merger with NeuroBo, she continued as a consultant to NeuroBo in the same role as it transitioned to public company status. Prior to Gemphire, she held a position as Controller of a software start-up, performed financial consulting in the life sciences space and worked in various finance positions at Pfizer. She is a licensed CPA with public accounting experience from PricewaterhouseCoopers, LLP where she worked in the audit practice. Ms. Rabourn is a graduate of the University of Michigan where she earned a MAcc (Master of Accounting) and B.B.A. with a Finance and Accounting concentration.
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Executive Compensation
Overview
The following is a discussion and analysis of compensation arrangements of our named executive officers. Because we qualify as a “smaller reporting company” under the SEC rules, we have elected to prepare this Proxy Statement and other annual and periodic reports as a “smaller reporting company” consistent with rules of the SEC. Under the scaled disclosure obligations applicable to smaller reporting companies, we are not required to provide, among other things, a Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.
The following individuals were our named executive officers for 2023:
•	Dr. George Magrath, Chief Executive Officer;(1)
•	Amy Rabourn, Senior Vice President of Finance;
•	Bernhard Hoffmann, Senior Vice President of Corporate Development;
•	Ronil Patel, Chief Business Officer;
•	Mina Sooch, Former Chief Executive Officer and President;(2) and
•	Richard Rodgers, Director and Former Interim Chief Executive Officer and President.(3)
(1)	Dr. Magrath was appointed as Chief Executive Officer of the Company, effective November 1, 2023.
(2)	Ms. Sooch separated from the Company, effective April 19, 2023.
(3)	Mr. Rodgers is a member of the Board and served as Interim Chief Executive Officer and President from April 19, 2023 to November 1, 2023.
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2023 Summary Compensation Table
The following table shows the compensation earned or received during the fiscal year ended December 31, 2023 and, to the extent required by SEC disclosure rules, the fiscal year ended December 31, 2022, by each of our named executive officers.
Name and Principal Position	Year(1)	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Dr. George Magrath Chief Executive Officer(7)	2023	95,833	—	1,148,000	1,373,447	50,073	0	2,667,353
Amy Rabourn Senior Vice President of Finance	2023	305,000	—	163,128	192,690	115,900	13,200	789,918
	2022	260,000	—	—	114,751	91,000	33,516	499,267
Bernhard Hoffmann Senior Vice President of Corporate Development	2023	305,000	—	163,128	192,690	115,900	13,200	789,918
	2022	240,000	—	—	97,538	84,000	24,958	446,496
Ronil Patel, Chief Business Officer	2023	293,243		316,143	370,914	108,864	13,200	1,102,364
Mina Sooch Former Chief Executive Officer and President(7)	2023	168,831	—	470,596	974,086	0	1,197,625	2,811,138
	2022	550,000	—	—	459,005	302,500	30,090	1,341,595
Richard Rodgers Director and Former Interim Chief Executive Officer and President(7)(8)	2023	379,626	100,000	419,450	—	0	0	899,076
(1)
The amount reported in this column for Mr. Rodgers for 2023 includes $254,667 for services as Interim Chief Executive Officer and President and $50,000, representing fees paid to him for his service as a member of the Board pursuant to the Company’s non-employee director compensation program, including monthly cash retainers paid in respect of his service on the transition committee. On January 11, 2023, Mr. Rodgers was granted 20,822 shares of Common Stock in lieu of $74,959 of cash fees for his service as a member of the Board and which are reflected in this column.

(2)	The amount reported in this column for Mr. Rodgers for 2023 reflects a discretionary bonus paid to him in recognition of his performance as Interim Chief Executive Officer in 2023.
(3)
The amounts reported reflect the aggregate grant date fair value of restricted stock units granted to Ocuphire’s named executive officers during 2023, computed in accordance with ASC 718 based on the Company’s stock price on the date of grant. The amount reported in this column for Mr. Rodgers for 2023 includes $100,450, representing the grant date fair value of the restricted stock units granted to him for his service as a member of the Board.

(4)
The amounts reported reflect the aggregate grant date fair value of the stock options granted to Ocuphire’s named executive officers during 2023 and 2022, computed in accordance with ASC 718. In addition, the amounts reported for Ms. Sooch for 2023 also includes $418,210 representing the incremental fair value associated with the extension of the post-termination exercise period of her stock option awards in connection with her separation, as described below and calculated in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions applicable to these valuations can be found in Note 6 of the Notes to Consolidated Financial Statements — Stock-Based Compensation contained in the Ocuphire Pharma, Inc. Annual Report on Form 10-K for the year ended December 31, 2023.

(5)	This column represents the amounts of non-equity incentive plan compensation earned for the respective years.
(6)
Amounts reflect 401(k) Company matching contributions paid on behalf of the named executive officers. The amount reflected for Ms. Sooch for 2023 also includes the following amounts paid to her in connection with her separation pursuant to her separation and release agreement: (i) $678,756, which includes Ms. Sooch’s $583,000 annual base salary plus a $95,756 pro rata bonus for 2023, (ii) a lump sum payment of $500,000, and (iii) $11,808, representing the cost of premiums for continued health insurance coverage.

(7)
Ms. Sooch served as Chief Executive Officer in 2023 until April 19, 2023, when Mr. Rodgers was appointed as Interim Chief Executive Officer. Effective November 1, 2023, Dr. Magrath was appointed as Chief Executive Officer of the Company and Mr. Rodgers resumed his role as a non-employee director.

(8)	Prior to and following his service as Interim Chief Executive Officer, Mr. Rodgers received compensation under the Company’s non-employee director compensation program.
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Narrative to Summary Compensation Table
The compensation program for Ocuphire’s named executive officers have three components: base salary, annual cash bonus and stock option grants, as further described below.
Base Salary
We entered into employment agreements or offer letters with each of our named executive officers (other than Mr. Rodgers) that establish annual base salaries, which are reviewed periodically by our compensation committee in order to compensate our named executive officers for the satisfactory performance of duties to the Company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.
Ms. Sooch’s, Ms. Rabourn’s, Mr. Hoffmann’s and Mr. Patel’s base salaries were adjusted to $583,000, $305,000, $305,000 and $265,200, respectively, effective January 1, 2023. Ms. Sooch’s employment was terminated on April 19, 2023, as discussed below under “—Sooch Separation Agreement”. Mr. Patel’s base salary was increased to $300,000 effective April 24, 2024 in connection with his promotion to Senior Vice President, Operations and Chief Business Development Officer and was further increased to $350,000 effective as of December 1, 2023 in connection with his promotion to Chief Business Officer. Pursuant to his amended and restated employment agreement, Mr. Patel’s base salary will be increased to $400,000 upon the earlier of (i) the achievement of certain operational goals and (ii) the achievement of a financial goal. Dr. Magrath’s base salary was established at $575,000 at the time he joined the Company in November 2023.
We entered into a letter agreement with Mr. Rodgers which provided that he would receive a $40,000 monthly salary during the term of his employment as Interim Chief Executive Officer.
Non-Equity Incentive Plan
Pursuant to their employment agreements, each of our executive officers are entitled to certain bonuses as set forth in their employment agreements. In 2023, target bonuses for Mr. Hoffmann and Ms. Rabourn were each 40% of their base salary, and the target bonus for Ms. Sooch was 55% of her base salary. Mr. Patel’s target bonus for 2023 was equal to 40% of base salary for the portion of the year prior to his promotion to Chief Business Officer and 45% of base salary for the portion of the year following such promotion. Dr. Magrath’s target bonus was established at the time he joined the Company at 55% of his base salary, prorated for 2023 based on his start date.
In January 2023, the Board approved performance targets for fiscal 2023 that it would consider in approving bonus payments for 2023. These targets included various corporate objectives related to company financing goals, regulatory submissions, clinical, manufacturing and other corporate goals.
In January 2024, the compensation committee determined that each of Dr. Magrath, Ms. Rabourn, Mr. Hoffmann and Mr. Patel had achieved 95% of their target bonuses, respectively, resulting in bonus payments of $50,073, $115,900, $115,900 and $108,864 to Dr. Magrath, Ms. Rabourn, Mr. Hoffmann and Mr. Patel, respectively. As described below, in connection with her separation, Ms. Sooch received a pro-rated target bonus for the year.
Pursuant to the terms of his letter agreement, Mr. Rodgers was eligible for a prorated bonus at the discretion of the Board following the end of his service as Interim Chief Executive Officer. In March 2024, Mr. Rodgers was paid a bonus of $100,000 in recognition of his performance as Interim Chief Executive Officer in 2023.
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Equity Grants
Our equity-based incentive awards, which are mainly comprised of stock options and restricted stock units, are designed to align our interests with those of our employees and consultants, including our named executive officers. Our compensation committee has responsibility for granting equity-based incentive awards to our named executive officers. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure.
In January 2023, the Board granted Ms. Sooch, Ms. Rabourn, Mr. Hoffmann, and Mr. Patel stock options to purchase 201,683, 69,912, 69,912 and 25,956 shares, respectively, and restricted stock units with respect to 134,456, 46,608, 46,608 and 17,304 shares, respectively. For the stock options, twenty-five percent of the shares vest on the first anniversary of the grant date, with the remaining shares vesting quarterly in 12 equal installments thereafter. For the restricted stock units, twenty-five percent of the shares vest on each of the first, second, third and fourth anniversaries of the grant date.
In April 2023, in connection with his appointment as Interim Chief Executive Officer, Mr. Rodgers received restricted stock units with respect to 50,000 shares, which vest 12 months following the grant date. In connection with his promotion to Senior Vice President, Operations and Chief Business Development Officer, on April 24, 2023, the Company granted to Mr. Patel stock options to purchase 30,000 shares and restricted stock units with respect to 20,000 shares. The stock options vest twenty-five percent on the first anniversary of the grant date, with the remaining shares vesting quarterly in 12 equal installments thereafter. The restricted stock units vest twenty-five percent on each of the first, second, third and fourth anniversaries of the grant date.
In November 2023, in connection with his appointment as Chief Executive Officer, Dr. Magrath received inducement equity awards in the form of stock options to purchase 600,000 shares and restricted stock units with respect to 400,000 shares. For the stock options, twenty-five percent of the shares vest on the first anniversary of the grant date, with the remaining shares vesting monthly in 36 equal installments thereafter. For the restricted stock units, twenty-five percent of the shares vest on each of the first, second, third and fourth anniversaries of the grant date.
In December 2023, in connection with his promotion to Chief Business Officer and pursuant to the terms of his amended and restated employment agreement, Mr. Patel was granted stock options to purchase 74,538 shares and restricted stock units with respect to 49,692 shares. Each award vests twenty-five percent on the six-month anniversary of the effective date of his promotion and the remainder of the shares vest in equal installments every six months thereafter over the two years following the promotion date, subject to Mr. Patel’s continuous service with the Company or an affiliate through such vesting dates.
401(k) Plan
We maintain a tax-qualified 401(k) retirement plan, pursuant to which employees may elect to defer up to 90% of their eligible compensation, subject to applicable annual Internal Revenue Code limits. We match 100% of participant contributions up to 3% of eligible compensation and 50% on the next 2% of eligible compensation. Participants are immediately 100% vested in such matching contributions. We may also make discretionary nonelective contributions on behalf of participants in our 401(k) retirement plan, which vest 25% per year over four years. We did not make any such nonelective contributions in 2023.
Employment Agreements
Ocuphire has entered into written agreements with each of its named executive officers other than Mr. Rodgers, as described below. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see “- Potential Payments Upon Termination or Change in Control” below. Each of our named executive officers other than Mr. Rodgers has also executed Ocuphire’s standard form of confidential information and invention assignment agreement.
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Dr. George Magrath
On October 31, 2023, the Company entered into an employment agreement with Dr. Magrath. His employment agreement has an initial term of two years beginning on November 1, 2023 and automatically renews for an additional one-year period at the end of the initial term and each anniversary thereafter, provided that the Board does not provide written notice to Dr. Magrath at least 60 days prior to the expiration of the initial term or any renewal term of its intention not to renew. Dr. Magrath’s employment agreement entitles him to, among other benefits, the following compensation: (i) an annual base salary of $575,000, reviewed annually; (ii) an annual cash bonus in an amount of up to fifty-five percent (55%) of his annual base salary, prorated with respect to 2023; (iii) participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company; and (iv) participation in welfare benefit plans, practices, policies and programs made available to other senior executive officers of the Company. Additionally, pursuant to his employment agreement, Dr. Magrath was granted certain stock option and restricted stock unit awards in November 2023 as an inducement to join the Company, as described above.
Bernhard Hoffmann
On November 5, 2020, Ocuphire entered into an employment agreement with Mr. Hoffmann. His employment agreement has an initial term of three years beginning on November 5, 2020 and automatically renews for an additional one-year period at the end of the initial term and each anniversary thereafter, provided that the Board does not provide written notice to Mr. Hoffmann at least 90 days prior to the expiration of the initial term or any renewal term of its intention not to renew.
Amy Rabourn
On November 11, 2020, the Company entered into an employment agreement with Ms. Rabourn. Her employment agreement has an initial term of three years beginning on November 11, 2020 and automatically renews for an additional one-year period at the end of the initial term and each anniversary thereafter, provided that the Board does not provide written notice to Ms. Rabourn at least 90 days prior to the expiration of the initial term or any renewal term of its intention not to renew.
Ronil Patel
On April 24, 2023, the Company entered into an amended and restated employment agreement with Mr. Patel in connection with his promotion to Senior Vice President, Operations and Chief Business Development Officer. The amended and restated agreement has an initial term of three years beginning on April 24, 2023 and automatically renews for an additional one-year period at the end of the initial term and each anniversary thereafter, provided that the Board does not provide written notice to Mr. Patel at least 90 days prior to the expiration of the initial term or any renewal term of its intention not to renew. Mr. Patel’s amended and restated employment agreement was further amended on December 1, 2023 in connection with his promotion to Chief Business Officer, as described further below.
Mina Sooch
Ms. Sooch served as our Chief Executive Officer until April 19, 2023. She previously served under the terms of an amended and restated employment agreement dated November 5, 2020, which set forth the initial terms of her employment. Ms. Sooch was terminated from the Company without cause, effective April 19, 2023 and, on June 8, 2023, she entered into a separation and release agreement, pursuant to which the Company agreed: (i) to pay Ms. Sooch an initial lump sum equal to $678,756, which includes Ms. Sooch’s $583,000 annual base salary plus a $95,756 pro rata bonus for 2023, (ii) to pay Ms. Sooch a second lump sum of $500,000 six months after the release becomes effective and irrevocable, (iii) that Ms. Sooch’s outstanding stock options will (a) vest as if Ms. Sooch was employed by the Company through April 19, 2024 and (b) remain exercisable until the expiration date of such stock options as set forth in the applicable award agreements or through April 19, 2026, whichever is later, (iv) that Ms. Sooch’s restricted stock units will vest as if Ms. Sooch was employed by the Company
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through April 19, 2024, and (v) to pay the monthly cost of premiums for continued health insurance coverage during the twelve-month period following Ms. Sooch’s separation from the Company, provided Ms. Sooch does not qualify for health care coverage from another employer during that period.
Potential Payments Upon Termination or Change in Control
Dr. George Magrath
Employment Agreement. Dr. Magrath’s employment agreement, dated November 1, 2023, provides that either party may terminate the agreement at-will, and regardless of the manner in which Dr. Magrath’s service terminates, he is entitled to receive amounts earned during his term of service, including salary and other benefits. In addition, the agreement provides that in the event of Dr. Magrath’s termination for good reason or if Ocuphire exercises its right to terminate Dr. Magrath other than for cause or to not renew the term of the employment agreement, Dr. Magrath will be eligible to receive the following severance benefits: (i) an amount equal to his annual base salary, to be paid in six equal monthly installments; and (ii) up to 12 months of continued health coverage. However, if such termination or resignation occurs within three months prior to or 12 months following a change in control (the “Change in Control Period”), Dr. Magrath will be eligible to receive the following severance benefits: (i) an amount equal to the product of 1.0 times the sum of his annual base salary and the full amount of his target bonus for the then-current fiscal year, reduced by any amounts paid to Dr. Magrath by the Company in exchange for his covenant not to compete against the Company, directly or indirectly, for a one-year period following termination; (ii) the vesting in full of all of his stock options or other equity awards then outstanding and subject to time-based vesting; and (iii) up to 12 months of continued health coverage. Dr. Magrath’s employment agreement also provides that, in the event of a change in control in which his inducement equity awards are not assumed or substituted by the surviving or acquiring corporation, such awards will fully vest and become exercisable immediately prior to such change in control, subject to Dr. Magrath’s continued employment through such date.
All severance benefits payable to Dr. Magrath under his employment agreement are subject to him signing, not revoking and complying with a release of claims in favor of Ocuphire.
Bernhard Hoffmann, Amy Rabourn and Ronil Patel
Employment Agreements. Each of Mr. Hoffmann’s, Ms. Rabourn’s and Mr. Patel’s employment agreement provides that either party may terminate the agreement at-will, and regardless of the manner in which such executive’s service terminates, he or she is entitled to receive amounts earned during his or her term of service, including salary and other benefits. In addition, each agreement provides that in the event of the executive’s termination for good reason or if Ocuphire exercises its right to terminate the executive other than for cause or to not renew the term of the employment agreement, the executive will be eligible to receive the following severance benefits: (i) an amount equal to 0.5 (increased to 0.75 with respect to Mr. Patel in connection with his promotion to Chief Business Officer) multiplied by the sum of (x) his or her annual base salary and (y) an amount equal to a prorated portion of his or her cash bonus for the year in which the termination occurs (or, if greater, his or her average annual bonus for the prior two years); (ii) six months of continued health coverage. Although, if such termination or resignation occurs within the Change in Control Period, the applicable executive will be eligible to receive the following severance benefits: (i) an amount equal to the product of 1.0 times the sum of his or her annual base salary and the full amount of his or her target bonus for the then-current fiscal year; (ii) the vesting in full of all of his or her stock options or other equity awards then outstanding and subject to time-based vesting; and (iii) nine months of continued health coverage (increased in 2023 from six month of continued coverage).
Ocuphire Pharma, Inc.	35	2024 Proxy Statement

In addition, Mr. Patel’s amended and restated employment agreement provides that the stock option and restricted stock unit awards granted to him in December 2023 will fully vest and become exercisable immediately prior to the effectiveness of a change in control in which such awards are not assumed, continued or substituted by the surviving or acquiring corporation. All severance benefits payable to either executive under his or her employment agreement are subject to the executive signing, not revoking and complying with a release of claims in favor of Ocuphire.
Change in Control Policy
The Board has adopted a policy that provides if within 12 months following or three months prior to the effective date of a change in control (as defined in the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan (the “2020 Plan”), a vice president or executive officer effects a termination for good reason, or is terminated other than due to death, disability, for cause, all outstanding options and restricted stock units granted to such vice president or executive officer will become fully vested and exercisable on the date of termination.
Ocuphire Pharma, Inc.	36	2024 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2023
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2023:
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested (#)(3)
Dr. George Magrath	November 1, 2023	—	600,000(1)	$2.87	October 31, 2033	—	—
	November 1, 2023	—	—	—	—	400,000(4)	1,204,000
Bernhard Hoffmann	October 1, 2018	42,867	—	$0.90	October 1, 2028	—	—
	December 27, 2019	30,110	—	$1.21	December 27, 2029	—	—
	June 3, 2020	4,226	—	$1.65	June 3, 2030	—	—
	November 11, 2020	15,808	4,192(2)	$4.05	November 11, 2030	—	—
	January 28, 2022	20,360	22,140(1)	$2.90	January 27, 2032	—	—
	January 10, 2023	—	69,912(5)	$3.50	January 9, 2033	—	—
	January 10, 2023	—	—	—	—	46,608(4)	140,290
Amy Rabourn	June 3, 2020	21,130	—	$1.65	June 3, 2030	—	—
	November 11, 2020	59,356	15,644(2)	$4.05	November 11, 2030	—	—
	January 28, 2022	23,951	26,049(1)	$2.90	January 7, 2032	—	—
	January 10, 2023	—	69,912(7)	$3.50	January 9, 2033	—	—
	January 10, 2023	—	—	—	—	46,608(4)	140,290
Ronil Patel	March 25, 2021	18,000	—	$6.04	March 24, 2031	—	—
	July 1, 2021	12,488	7,512(1)	$5.37	June 30, 2031	—	—
	January 28, 2022	9,001	9,799(1)	$2.90	January 27, 2032	—	—
	September 1, 2022	4,998	10,002(1)	$2.24	August 31, 2032	—	—
	January 10, 2023	—	25,956(5)	$3.50	January 9, 2033	—	—
	April 24, 2023	—	30,000(5)	$5.35	April 23, 2033	—	—
	December 1, 2023	—	74,538(6)	$2.99	November 30, 2033	—	—
	January 10, 2023	—	—	—	—	17,304(4)	52,085
	April 24, 2023	—	—	—	—	20,000(4)	60,200
	December 1, 2023	—	—	—	—	49,692(6)	149,573
Mina Sooch	October 1, 2018	89,142	—	$0.90	October 1, 2028	—	—
	December 27, 2019	90,860	—	$1.21	December 27, 2029	—	—
	November 11, 2020	97,159	—	$4.05	April 19, 2026	—	—
	January 28, 2022	108,324	—	$2.90	April 19, 2026	—	—
	January 10, 2023	63,026	—	$3.50	April 19, 2026	—	—
Richard Rodgers	November 11, 2020	50,000	—	$4.05	November 10, 2030	—	—
	June 7, 2021	20,000	—	$5.74	June 6, 2031	—	—
	June 13, 2022	20,000	—	$1.93	June 12, 2032	—	—
	April 19, 2023	—	—	—	—	50,000(7)	150,500
	November 1, 2023	—	—	—	—	35,000(7)	105,350
(1)	25% of the shares subject to the option vested or will vest on the first anniversary of the grant date, with the remaining portions vesting on the last day of the month over the following 36 months.
(2)	The shares vest in equal monthly installments over four years from the date of grant.
(3)	The market value of shares or units of stock that have not vested reflects a stock price of $3.01, our closing stock price on December 29, 2023, the last trading date of 2023.
(4)	These restricted stock units vest in equal installments on each of the first four anniversaries of the grant date.
(5)	25% of the shares subject to the option vested or will vest on the first anniversary of grant date, with the balance vesting quarterly in 12 equal installments thereafter.
(6)
These options and restricted stock units vest 25% on the six-month anniversary of the grant date, with the remaining portions vesting in equal installments every six months over the two years following the grant date.

(7)	These restricted stock units vest on the one-year anniversary of the grant date.
Ocuphire Pharma, Inc.	37	2024 Proxy Statement

Pay Versus Performance
We are providing the following information about the relationship between executive compensation actually paid (CAP) and certain financial performance of the Company as required by SEC rules.
Pay Versus Performance Table
Year(1)	Summary Compensation Table Total for Ms. Sooch ($)(1)(2)	Compensation Actually Paid to Ms. Sooch ($)(1)(3)	Summary Compensation Table Total for Mr. Rodgers ($)(1)(2)	Compensation Actually Paid to Mr. Rodgers ($)(1)(3)	Summary Compensation Table Total for Dr. Magrath ($)(1)(2)	Compensation Actually Paid to Dr. Magrath ($)(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(5)	Total Shareholder Return ($)	Net Income (loss) ($) (in millions)
2023	2,811,138	765,812	899,076	309,345	2,667,353	256,895	894,067	327,337	46.38	(10.0)
2022	1,341,595	1,352,384	—	—	—	—	472,882	466,927	54.39	17.9
2021	801,030	538,492	—	—	—	—	328,594	240,389	57.47	(56.7)
(1)
Ms. Sooch served as principal executive officer from January 1, 2023 until April 19, 2023, Mr. Rodgers served as principal executive officer from April 19, 2023 to November 1, 2023, and Dr. McGrath served as principal officer beginning on November 1, 2023. Mr. Sooch served as principal executive officer for the entirety of 2021 and 2022.

(2)	Reflects the amount reported in the “Total” column of the Summary Compensation Table for the applicable principal executive officer each corresponding year.
(3)
Amounts reported reflect CAP for the applicable principal executive officer, as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect the actual amount of compensation earned by or paid to such principal executive officer during the applicable year. The adjustments below were made to each principal executive officer’s total compensation for each year to determine the CAP for such fiscal year in accordance with the requirements of Item 402(v) of Regulation S-K.

Year	Reported Summary Compensation Table Total for Ms. Sooch ($)	Less	Reported Value of Equity Awards ($)(a)	Plus	Equity Award Adjustments ($)(b)	Equals	CAP for Ms. Sooch ($)
2023	2,811,138	-	1,444,682	+	(600,644)	=	765,812
2022	1,341,595	-	459,005	+	469,794	=	1,352,384
2021	801,030	-	—	+	(262,538)	=	538,492
Year	Reported Summary Compensation Table Total for Mr. Rodgers ($)	Less	Reported Value of Equity Awards ($)(a)	Plus	Equity Award Adjustments ($)(b)	Equals	CAP for Mr. Rodgers ($)
2023	899,076	-	419,450	+	(170,281)	=	309,345
Ocuphire Pharma, Inc.	38	2024 Proxy Statement

Year	Reported Summary Compensation Table Total for Dr. Magrath ($)	Less	Reported Value of Equity Awards ($)(a)	Plus	Equity Award Adjustments ($)(b)	Equals	CAP for Dr. Magrath ($)
2023	2,667,353	-	2,521,447	+	110,989	=	256,895
(a)	Amounts reflect the grant date fair value of equity awards as reported in the “Option Awards” and “Stock Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments were calculated in accordance with Item 402(v) of Regulation S-K and include, to the extent applicable: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value, (iv) the fair value as of the vesting date of any awards that were granted and vested in the same fiscal year; and (v) the excess fair value, if any, of modified option awards or stock awards over the fair value of the original awards as of the modification and which is not otherwise reflected in the foregoing adjustments. For 2023, reflects the incremental fair value associated with the modification of Ms. Sooch’s outstanding option awards to extend the post-termination exercise period. The amounts deducted or added in calculating the equity award adjustments for Ms. Sooch are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Change in Fair Value to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Fiscal Year ($)	Change in Fair Value to Reflect Excess Fair Value Resulting From Modifications to Stock Option Awards ($)	Total Equity Award Adjustments ($)
2023	—	—	(1,016,860)	(1,994)	418,210	(600,644)
2022	532,736	(28,284)	(34,658)	—	—	469,794
2021	—	(203,149)	(59,389)	—	—	(262,538)
The amounts deducted or added in calculating the equity award adjustments for Mr. Rodgers are as follows:
Year	Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Change in Fair Value to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2023	(163,600)	—	(6,681)	(170,281)
Ocuphire Pharma, Inc.	39	2024 Proxy Statement

The amounts deducted or added in calculating the equity award adjustments for Dr. Magrath are as follows:
Year	Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Change in Fair Value to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2023	110,989	—	—	—
(4)
Reflects the average amount reported in the “Total” column of the Summary Compensation Table for our other named executive officers as a group (excluding the principle executive officers) for each corresponding year. The other named executive officers included for purposes of calculating the average amounts were Mr. Bernhard Hoffmann and Ms. Amy Rabourn for 2021 and 2022 and Mr. Bernhard Hoffmann, Ms. Amy Rabourn and Mr. Ronil Patel for 2023.

(5)
Amounts reported reflect CAP for the other named executive officers as a group, as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect an average of the actual amount of compensation earned by or paid to the other named executive officers as a group during the applicable year. The adjustments below were made to the average total compensation for the named executive officers as a group for each year to determine the CAP for such year in accordance with the requirements of Item 402(v) of Regulation S-K.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less	Average Reported Value of Equity Awards ($)	Plus	Average Equity Award Adjustments ($)(a)	Equals	Average CAP for Non-PEO NEOs ($)
2023	894,067	-	466,231	+	(100,499)	=	327,337
2022	472,882	-	106,145	+	100,190	=	466,927
2021	328,594	-	0	+	(88,205)	=	240,389
(a)
See note (b) to footnote (3) above for an explanation of the equity award adjustments made in accordance with Item 402(v) of Regulation S-K. The amounts deducted or added in calculating the total average equity award adjustments for the other named executive officers as a group are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Change in Fair Value to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Average Equity Award Adjustments ($)
2023	(84,967)	(17,251)	1,719	(100,499)
2022	123,195	(10,335)	(12,670)	100,190
2021	0	(74,227)	(13,978)	(88,205)
Ocuphire Pharma, Inc.	40	2024 Proxy Statement

Analysis of Information Presented in the Pay Versus Performance Table
The Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table, including CAP, as required by Item 402(v) of Regulation S-K. The compensation committee does not use CAP, as computed in accordance with Item 402(v) of Regulation S-K, to set target compensation amounts or align our named executive officers compensation to Company performance.

Compensation Actually Paid vs. Net Income
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
-$500,000
-$1,000,000
Compensation Actually Paid
$200
$150
$100
$50
$0
-$50
-$100
Net Income (millions)
$538,492
$240,389
$1,352,384
$466,927
$17.90
$1,332,052
$327,337
$(56.70)
$(10.00)
FY 2021
FY 2022
FY 2023
Compensation Actually Paid to PEO
Compensation Actually Paid Average for Non-PEO NEOs
Net Income

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
-$500,000
-$1,000,000
Cumulative TSR
(value of initial $100 investment)
$200
$150
$100
$50
$0
-$50
-$100
$538,492
$57.47
$240,389
$1,352,384
$54.39
$466,927
$1,332,052
$46.38
$327,337
FY 2021
FY 2022
FY 2023
Compensation Actually Paid to PEO
Compensation Actually Paid Average for Non-PEO NEOs
Cumulative TSR

Ocuphire Pharma, Inc.	41	2024 Proxy Statement

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information as of December 31, 2023 concerning our equity compensation plans:
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,778,958	$2.63	635,745(1)
Equity compensation plans not approved by security holders	1,433,000	$2.24	892,258 (2)
Total	5,211,958	$2.52	1,528,003
(1)
Consists of shares available under the 2020 Plan. The number of shares of our Common Stock reserved under the 2020 Plan will automatically increase on January 1 of each calendar year through January 1, 2030 by 5.0% of the total number of shares of our Common Stock outstanding on December 31 of the preceding calendar year.

(2)
Consists of shares available under the Ocuphire Pharma, Inc. Inducement Plan (the “Inducement Plan”). The Inducement Plan was adopted in February 2021 and amended on November 1, 2023, pursuant to which the Company reserves shares of its Common Stock to be used exclusively for grants of awards to individuals who were not previously employees or directors of the Company, as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules.

Ocuphire Pharma, Inc.	42	2024 Proxy Statement

Proposal No. 3
Advisory Vote to Approve the
Compensation of
Our Named Executive Officers

Our Board proposes that stockholders vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (commonly known as a “say-on-pay” proposal). We recognize the interest our stockholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
In a non-binding advisory vote on the frequency of the say-on-pay proposal held at the Company’s 2023 annual meeting of stockholders, a majority of our stockholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board, the Board determined that the Company would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency, which must be held no later than 2029.
Please read the section of this Proxy Statement entitled “Executive Compensation” for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in 2023.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table, and the other related tables and disclosure.”

VOTE
Our Board of
Directors
recommends a
vote “FOR”
approval of
Proposal No. 3.
Ocuphire Pharma, Inc.	43	2024 Proxy Statement

The say-on-pay vote is advisory, and therefore not binding on the Company or our Board. We value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ feedback and the Board will evaluate whether any actions are necessary to address that feedback.
Ocuphire Pharma, Inc.	44	2024 Proxy Statement

Proposal No. 4
Approval, Pursuant to the Nasdaq Listing Rules, the Potential Issuance of Shares of Common Stock to Lincoln Park Capital Fund, LLC in Excess of 19.99% of Our Outstanding Common Stock

On August 10, 2023, we entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), a copy of which is available as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 11, 2023. We are submitting this Proposal No. 4 to our stockholders to obtain the requisite stockholder authorization in accordance with The Nasdaq Listing Rules to sell more than 19.99% of our issued and outstanding Common Stock to Lincoln Park (as of the date we entered into the Purchase Agreement), if we so choose, as more fully described below.

VOTE
Our Board of Directors
recommends a vote
“FOR” approval of
Proposal No. 4.
Ocuphire Pharma, Inc.	45	2024 Proxy Statement

Background and Overview
Equity Line of Credit Common Stock Purchase Agreement
Pursuant to the Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park up to $50.0 million worth of our Common Stock (the “Purchase Shares”) from time to time over the 30-month term of the Purchase Agreement (the “Committed Equity Facility”), beginning only after certain conditions set forth in the Purchase Agreement have been satisfied, which we refer to as the “Commencement Date.” After the Commencement Date, on any business day selected by the Company, the Company may direct Lincoln Park to purchase up to 50,000 shares of its Common Stock on such business day (a “Regular Purchase”), provided that the closing sale price of the Company’s Common Stock on Nasdaq on the applicable purchase date is not below $0.25 and subject to other adjustments. A Regular Purchase may be increased to up to (i) 60,000 shares if the closing sale price of the Company’s Common Stock on Nasdaq is not below $5.00 on the applicable purchase date and (ii) 70,000 shares if the closing sale price of the Company’s Common Stock on Nasdaq is not below $7.50 on the applicable purchase date. The Company may direct Lincoln Park to purchase shares in Regular Purchases as often as every business day.
In accordance with the Purchase Agreement, we issued 246,792 shares of our Common Stock (the “Commitment Shares”) to Lincoln Park as consideration for its commitment to purchase the Purchase Shares under the Purchase Agreement.
Under the Committed Equity Facility, the purchase price per share for each such Regular Purchase will be equal to the lesser of:
•	the lowest sale price for the Company’s Common Stock on Nasdaq on the purchase date of such shares; and
•	the average of the three (3) lowest closing sale prices for the Company’s Common Stock on Nasdaq during the ten (10) consecutive business days prior to the purchase date of such shares.
In addition, the Company may also direct Lincoln Park, on any business day on which the Company has submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase, to purchase an additional amount of the Company’s Common Stock (an “Accelerated Purchase”) of up to the lesser of:
•	three (3) times the number of shares purchased pursuant to such Regular Purchase; and
•
30% of the aggregate shares of the Company’s Common Stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed.

The purchase price per share for each such Accelerated Purchase will be equal to 96.5% of the lower of:
•	three (3) times the number of shares purchased pursuant to such Regular Purchase; and
•
30% of the aggregate shares of the Company’s Common Stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Lincoln Park (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder), would result in Lincoln Park and its affiliates beneficially owning more than 4.99% of the then total outstanding shares of Common Stock.
Ocuphire Pharma, Inc.	46	2024 Proxy Statement

Why We are Seeking Stockholder Approval of the Full Issuance of Shares under the Purchase Agreement
Pursuant to Nasdaq Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of our Common Stock (or securities convertible into or exercisable for our Common Stock), which equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of our Common Stock for the five trading days immediately preceding the signing of the binding agreement for the transaction (the “Nasdaq 20% Rule”).
Under Nasdaq 20% Rule, in no event may we issue or sell to Lincoln Park under the Purchase Agreement shares of our Common Stock, including the Commitment Shares, in excess of 4,195,058 shares, which is equal to 19.99% of the shares of our Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”) unless (i) we obtain stockholder approval to issue shares of our Common Stock in excess of the Exchange Cap or (ii) the average price of all shares of Common Stock issued to Lincoln Park under the Purchase Agreement equals or exceeds $4.399 per share (which represents the lower of (A) the official closing price of the Company’s Common Stock on Nasdaq on the date of the Purchase Agreement and (B) the average official closing price of the Company’s Common Stock on Nasdaq for the five consecutive trading days ending on the date of the Purchase Agreement, as adjusted to take into account the issuance of the Commitment Shares to Lincoln Park for non-cash consideration), such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules, including the Nasdaq 20% Rule. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the Nasdaq.
As of April 15, 2024, we had issued 1,600,000 shares of our common stock to Lincoln Park under the Purchase Agreement, leaving 2,348,266 shares of our common stock available for issuance without seeking stockholder approval. However, as of April 15, 2024, an aggregate value of approximately $44,936,195 million remained available for sale under the Committed Equity Facility. Based on the closing sale price of our common stock as reported on Nasdaq on such date, to fully utilize the remaining amount available to us, we would need to issue 25,531,929 shares of common stock to Lincoln Park, which would be significantly in excess of the Exchange Cap. Accordingly, in order to be able to sell to Lincoln Park the full amount of Purchase Shares remaining under the Purchase Agreement, while complying with the Nasdaq 20% rule, we are seeking stockholder approval to issue greater than the Exchange Cap.
Additional Information
This summary is intended to provide you with basic information concerning the Purchase Agreement. The full text of the Purchase Agreement a copy of which is available as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 11, 2023.
Effect on Current Stockholder if the Proposal is Approved
Upon obtaining the stockholder approval requested in this Proposal No. 4, we would no longer be bound by the Nasdaq 20% Rule restriction on issuances of common stock to Lincoln Park. If this Proposal No. 4 is approved by our stockholders, we would be able to issue more than the Exchange Cap (or 4,195,058 shares) to Lincoln Park under the Purchase Agreement at an average sale price of all shares below $4.399 per share.
Each additional share of Common Stock that would be issuable to Lincoln Park would have the same rights and privileges as each share of our currently outstanding Common Stock. The issuance of shares of Common Stock to Lincoln Park pursuant to the terms of the Purchase Agreement will not affect the rights of the holders of our outstanding Common Stock, but such issuances will have a
Ocuphire Pharma, Inc.	47	2024 Proxy Statement

dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our shares of Common Stock issuable to Lincoln Park could adversely affect prevailing market prices of our shares of Common Stock.
Effect on Current Stockholders if the Proposal is Not Approved
If our stockholders do not approve this Proposal No. 4, the Company will be unable to issue any Purchase Shares in excess of the Exchange Cap, unless the average sale price of all shares sold pursuant to the Committed Equity Facility is equal to or exceeds $4.399 per share. Accordingly, the Company may not fully utilize the remaining amount available to us of $44,939,195 pursuant to the Purchase Agreement as of April 15, 2024 and may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. The Company expects to receive gross proceeds of $50.0 million upon issuance of all of the Purchase Shares.
The Company’s ability to successfully implement its business plans and ultimately generate value for its stockholders is dependent upon its ability to raise capital and satisfy its ongoing business needs. If the Company is unable to issue Purchase Shares pursuant to the Committed Equity Facility, it may be unable to fully satisfy its ongoing business needs on the terms or timeline it anticipates, if at all, the effect of which could materially and adversely impact future operating results, and result in a delay in or modification or abandonment of our business plans.
Ocuphire Pharma, Inc.	48	2024 Proxy Statement

Proposal No. 5
Approval of an Amendment to the Certificate of Incorporation for the Exculpation of Officers

We are asking our stockholders to approve amendments to our Charter to include exculpation for certain corporate officers of the Company for monetary damages resulting from a breach of the fiduciary duty of care, subject to certain limitations (the “Exculpation Amendment”). The proposed exculpation for officers is similar to, but more limited than, the protections currently available to directors of the Company.
After careful consideration, the Board has determined that it is advisable and in the best interests of the Company and our stockholders to provide exculpation for officers. The following general description of the proposed Exculpation Amendment is qualified in its entirety by reference to the text of the proposed amendment to Article Seventh of our Charter included in the proposed Certificate of Amendment attached to this proxy statement as Appendix A.
Background
The Company is incorporated in the State of Delaware and therefore subject to the Delaware General Corporation Law (“DGCL”). The DGCL permits Delaware corporations to limit or eliminate directors’ personal liability for monetary damages resulting from a breach of the fiduciary duty of care, subject to certain limitations such as prohibiting exculpation for intentional misconduct or knowing violations of the law. These provisions are referred to as “exculpatory provisions” or “exculpatory protections.” Exculpatory provisions for directors are currently included in the Charter.
Recently, the Delaware legislature amended the DGCL (Section 102(b)(7)) to permit Delaware corporations to provide similar exculpatory protections for officers in the certificate of incorporation of a company. This decision was due in part to the recognition that both officers and directors owe fiduciary duties to corporations, and yet only directors were protected by the exculpatory provisions. In addition, plaintiffs may attempt to exploit the absence of protection for officers to prolong litigation and extract settlements from nuisance claims.

VOTE
Our Board of Directors
recommends a vote
“FOR” the approval of
Proposal No. 5.
Ocuphire Pharma, Inc.	49	2024 Proxy Statement

Conditions and Limitations to Exculpation under DGCL Section 102(b)(7)
As adopted, amended Section 102(b)(7) of the DGCL protects officers from personal monetary liability for breaches of the fiduciary duty of care.
Exculpation for officers is not available for:
•	Breaches of the fiduciary duty of loyalty (which requires officers to act in good faith for the benefit of the corporation and not for personal gain);
•	Intentional misconduct or knowing violations of the law; and
•	Derivative claims on behalf of a corporation by a stockholder.
In addition, the protections of Section 102(b)(7) of the DGCL are limited to monetary damages only. Accordingly, claims against officers for equitable relief are still available.
For purposes of the Exculpation Amendment, “officer” has the meaning provided in Section 102(b)(7) of the DGCL.
Reasons for the Exculpation Amendment
The Board believes that eliminating personal monetary liability for officers under the circumstances permitted by the DGCL is reasonable and appropriate. Claims against directors and officers for breaches of fiduciary duties are expected to continue. Delaware corporations that fail to adopt officer exculpation provisions may experience a disproportionate amount of nuisance litigation against officers and disproportionately increased costs in the form of increased director and officer liability insurance premiums, as well as diversion of management attention from the business of the corporation while such claims are ongoing.
Further, we anticipate that officer exculpation provisions will become more common over time. As a result, officer exculpation provisions may become necessary for Delaware corporations to attract and retain experienced and qualified corporate officers.
Accordingly, the Board has determined it is advisable and in the best interests of the Company and its stockholders to seek stockholder approval for the Exculpation Amendment.
Effectiveness of the Exculpation Amendment if Approved
If the Exculpation Amendment is approved, it will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware, which is expected to occur shortly following the 2024 Annual Meeting of Stockholders. The proposed amendment to our Charter would become effective immediately upon the filing of the Certificate of Amendment to our Charter with the Secretary of State of the State of Delaware, attached to this Proxy Statement as
Appendix A
(the “Certificate of Amendment”). We expect to file the Certificate of Amendment with the Secretary of State of the State of Delaware promptly upon approval by our stockholders. Approval of this Proposal 5 is not contingent upon the approval of Proposal 6. If Proposal 5 is approved by our stockholders and Proposal 6 is not approved, the Certificate of Amendment will be modified to include only the amendments to our Charter described in this Proposal 5.
Ocuphire Pharma, Inc.	50	2024 Proxy Statement

Proposal No. 6
Approval of an Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Our Common Stock from
75 Million Shares to 125 Million Shares

Background
Our Board has approved and adopted, and is hereby soliciting stockholder approval of, an amendment to our Charter to increase the number of authorized shares of our Common Stock from 75 million shares to 125 million shares (the “Increase in Authorized Shares Amendment”). Our Board has determined that the Increase in Authorized Shares Amendment is advisable and in the best interests of the Company and our stockholders. The Increase in Authorized Shares Amendment does not contemplate any change to the number of authorized shares of our preferred stock. As approved by our Board, subject to stockholder approval, Article 4 of the Charter would be amended by replacing the first paragraph thereof with the following:
“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 135,000,000 shares of the par value of $.0001 each, of which 10,000,000 are to be of a class designated Preferred Stock (the “Preferred Stock”) and 125,000,000 shares are to be of a class designated Common Stock (the “Common Stock”).”
Reasons for the Increase in Authorized Shares Amendment
We currently have 75 million shares of Common Stock authorized for issuance. As of the record date, there were 25,608,506 shares of our Common Stock issued and outstanding, 13,104,844 shares of our Common Stock reserved for future issuance under outstanding options, restricted stock units and warrants, and 1,930,740 shares of our Common Stock currently reserved for future issuance pursuant to future awards under the Company’s 2020 Equity Incentive Plan and 2021 Inducement Plan. Accordingly, as of the record date, approximately 34,355,910 million shares of our Common Stock remained authorized, unissued and available for general corporate purposes.

VOTE
Our Board of Directors
recommends a vote
“FOR” the approval of
Proposal No. 6.
Ocuphire Pharma, Inc.	51	2024 Proxy Statement

Our Board believes that it is important to have available a sufficient number of authorized shares of our Common Stock to provide us with flexibility to support corporate purposes as needs arise. For example, as we evaluate the future financing needs of our business, we may use a portion of the additional authorized shares to raise capital by issuing shares of our Common Stock, issuing shares of our preferred stock that are convertible into shares of our Common Stock and/or issuing warrants that are exercisable for shares of our Common Stock. Additional authorized shares may, from time to time, be used for the issuances of shares under the Company’s equity incentive plans, settling outstanding obligations or acquiring companies or assets.
Our Board will determine whether, when and on what terms the issuance of shares of our Common Stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before issuance of additional shares of Common Stock authorized under our Charter, as further amended by the Increase in Authorized Shares Amendment, except as may be required for a particular transaction by applicable law or regulatory agencies or by the Nasdaq Rules or the rules of any other stock market or exchange on which our Common Stock may then be listed.
The additional shares of our Common Stock, if issued, would have the same rights and privileges as the existing shares of our Common Stock. Any issuance of additional shares of our Common Stock would increase the number of outstanding shares of our Common Stock, and (unless such issuance was pro rata among existing stockholders) our existing stockholders’ percentage ownership of our Common Stock would be diluted accordingly.
Although an increase in the number of authorized shares of our Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.
Effectiveness of the Increase in Authorized Shares Amendment if Approved
The proposed increase in the number of authorized shares of our Common Stock would become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, attached to this Proxy Statement as
Appendix A
. We expect to file the Certificate of Amendment with the Secretary of State of the State of Delaware promptly upon approval by our stockholders. Approval of this Proposal 6 is not contingent upon the approval of Proposal 5. If Proposal 6 is approved by our stockholders and Proposal 5 is not approved, the Certificate of Amendment will be modified to include only the amendments to our Charter described in this Proposal 6.
Ocuphire Pharma, Inc.	52	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of our Common Stock as of April 15, 2024 for:
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.
The table lists applicable percentage ownership based on 25,608,506 shares of Common Stock outstanding as of April 15, 2024.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of April 15, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Under the terms of certain of our outstanding warrants, holders may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination Common Stock issuable upon exercise of the warrants which have not been exercised. In addition, pursuant to an agreement with the Company, certain holders of our Common Stock cannot receive shares of Common Stock held in an escrow account for the benefit of such holder to the extent the receipt of such shares would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of the outstanding shares of our then outstanding Common Stock following such exercise. The number of shares beneficially owned do not reflect these limitations.
Ocuphire Pharma, Inc.	53	2024 Proxy Statement

Name of beneficial owner	Number of shares of Common Stock beneficially owned(1)	Percentage of Common Stock beneficially owned
Directors and Named Executive Officers
Dr. George Magrath	25,000	*
Cam Gallagher(2)	192,425	*
Sean Ainsworth(3)	203,736	*
James S. Manuso(4)	240,718	*
Richard Rodgers(5)	279,797	1.1
Susan K. Benton(6)	198,519	*
Dr. Jay Pepose(7)	229,098	*
Bernhard Hoffmann(8)	249,465	1.0
Ronil Patel(9)	61,258	*
Amy Rabourn(10)	147,002	*
Mina Sooch(11)	786,877	3.0
All Current Directors and Officers as a Group (12 persons)(12)	1,777,760	6.6
*	Less than 1%
(1)	Based on 25,608,506 shares of Common Stock outstanding as of April 15, 2024.
(2)
Includes (i) options to purchase 143,127 shares of Common Stock that are exercisable within 60 days of April 15, 2024 and (ii) warrants to purchase 13,394 shares of Common Stock that are exercisable within 60 days of April 15, 2024; and (iii) 10,976 unvested restricted stock units that vest within 60 days of April 15, 2024.

(3)
Includes (i) options to purchase 143,127 shares of Common Stock that are exercisable within 60 days of April 15, 2024; (ii) warrants to purchase 13,394 shares of Common Stock that are exercisable within 60 days of April 15, 2024; and (iii) 10,976 unvested restricted stock units that vest within 60 days of April 15, 2024.

(4)
Includes (i) options to purchase 143,127 shares of Common Stock that are exercisable within 60 days of April 15, 2024; (ii) warrants to purchase 6,697 shares of Common Stock that are exercisable within 60 days of April 15, 2024; and (iii) 10,976 unvested restricted stock units that vest within 60 days of April 15, 2024..

(5)
Includes (i) options to purchase 90,000 shares of Common Stock that are exercisable within 60 days of April 15, 2024; (ii) warrants to purchase 26,789 shares of Common Stock that are exercisable within 60 days of April 15, 2024; and (iii) 50,000 unvested restricted stock units that vest within 60 days of April 15, 2024..

(6)
Includes (i) options to purchase 99,639 shares of Common Stock that are exercisable within 60 days of April 15, 2024 and (ii) 10,976 unvested restricted stock units that vest within 60 days of April 15, 2024.

(7)
Includes (i) options to purchase 156,783 shares of Common Stock that are exercisable within 60 days of April 15, 2024; and (ii) 10,976 unvested restricted stock units that vest within 60 days of April 15, 2024..

(8)	Includes options to purchase 141,724 shares of Common Stock that are exercisable within 60 days of April 15, 2024.
(9)
Includes options to purchase 53,214 shares of Common Stock that are exercisable within 60 days of April 15, 2024. Mr. Patel, former Chief Business Officer, separated from the Company, effective March 4, 2024. His ownership information is provided as of the date of his departure.

(10)	Includes options to purchase 139,300 shares of Common Stock that are exercisable within 60 days of April 15, 2024.
(11)	Ms. Sooch, former Chief Executive Officer and President, separated from the Company, effective April 19, 2023. Her ownership information is provided as of the day of her departure.
(12)
Includes (i) options to purchase 1,056,827 shares of Common Stock that are exercisable within 60 days of April 15, 2024; (ii) warrants to purchase 60,724 shares of Common Stock that are exercisable within 60 days of April 15, 2024; and (iii) 104,880 unvested restricted stock units that vest within 60 days of April 15, 2024.

Ocuphire Pharma, Inc.	54	2024 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10 percent of a registered class of our equity securities (“Reporting Persons”), to file with the SEC reports of ownership and reports of changes in ownership of our Common Stock and our other equity securities. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended December 31, 2023, all Reporting Persons complied with all applicable requirements, except that Dr. Jay Pepose and Richard Rodgers each submitted a late Form 4 filing on November 13, 2023.
Ocuphire Pharma, Inc.	55	2024 Proxy Statement

Additional Information
Stockholder Proposals to be Presented at the Next Annual Meeting of Stockholders
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2025 annual meeting of stockholders must be received by us not later than [•], 2025 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Bylaws.
Requirements for Other Stockholder Proposals and Director Nominations to be Brought Before an Annual Meeting. Our Bylaws provide that for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335.
To be timely for the Company’s 2025 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on February 11, 2025 and not later than the close of business on March 13, 2025. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Bylaws. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act and deliver the applicable notice by April 14, 2025. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.
“Householding” - Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials. A single set of an annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report on Form 10-K and other proxy materials, you may write our Senior Vice President of Finance at 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335, or call 248-957-9024.
Ocuphire Pharma, Inc.	56	2024 Proxy Statement

Any stockholders who share the same address and currently receive multiple copies of our annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their broker to request information about “householding” or our Senior Vice President of Finance at the address or telephone number listed above.
Available Information
We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to the Senior Vice President of Finance, 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335.
Ocuphire Pharma, Inc.	57	2024 Proxy Statement

Other Matters
Our Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Ocuphire Pharma, Inc.	58	2024 Proxy Statement

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
OCUPHIRE PHARMA, INC.
(Pursuant to Sections 141 and 242 of the
General Corporation Law of the State of Delaware)
Ocuphire, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), hereby certifies as follows:
1.  This Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 29, 2005, as amended by the Certificates of Amendment filed on May 5, 2017, August 30, 2018, April 12, 2019, November 5, 2020, and November 5, 2020 (the “Certificate of Incorporation”).
2.  The first paragraph of Article 4 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:
The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 135,000,000 shares of the par value of $.0001 each, of which 10,000,000 are to be of a class designated Preferred Stock (the “Preferred Stock”) and 125,000,000 shares are to be of a class designated Common Stock (the “Common Stock”).
3.  The final paragraph of Article Seventh of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.
Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.
For purposes of this Article Seventh, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.
4.  This amendment was duly adopted in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law.
5.  All other provisions of the Certificate of Incorporation shall remain in full force and effect.
* * * * *
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on this [

] day of [

], 2024.
Ocuphire Pharma, Inc.	A-1	2024 Proxy Statement

# OCUPHIRE PHARMA, INC.

## PROXY FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

## JUNE 11, 2024

## THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Ocuphire Pharma, Inc. (the "Company") hereby appoints Dr. George Magrath and Amy Rabourn, or either of them, each with full power of substitution, as proxies of the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually on Tuesday, June 11, 2024, at 4:00 p.m. Eastern Time, and at all adjournments or postponements thereof. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the matters specified and in accordance with their judgment on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, 4, 5 AND 6.**

**CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE**

---

**PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.**

**Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2024 Proxy Statement and 2023 Annual Report are available at
http://www.viewproxy.com/ocuphire/2024**

Please mark your votes like this ☒

**The Board of Directors recommends you vote FOR each director nominee:**

1. Election of Directors:

| Nominee: | For | Withhold |
|---|---|---|
| 01 Sean Ainsworth | ☐ | ☐ |
| 02 Susan Benton | ☐ | ☐ |
| 03 Cam Gallagher | ☐ | ☐ |
| 04 Dr. George Magrath | ☐ | ☐ |
| 05 James Manuso | ☐ | ☐ |
| 06 Dr. Jay Pepose | ☐ | ☐ |
| 07 Richard Rodgers | ☐ | ☐ |

**The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6.**

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

I plan on attending the meeting ☐

Date: ______________________________

______________________________
Signature

______________________________
Signature (if held jointly)

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

**CONTROL NUMBER**

→ [ ]

**PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.**

**CONTROL NUMBER**

→ [ ]

# PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

## INTERNET

**Vote Your Proxy on the Internet:**

**Go to www.FCRvote.com/ocup**

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

## TELEPHONE

**Vote Your Proxy by Phone:**

**Call 1-866-402-3905**

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

## MAIL

**Vote Your Proxy by Mail:**

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.